                                                                    EXHIBIT 10.4


                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of July 19, 1999 (the "Effective Date"), by and between ARGENT FRANKFORD, L.P., a Texas limited partnership ("Seller"), and HOME INTERIORS & GIFTS, INC. a Texas corporation ("Buyer").

                            -------------------------

                              W I T N E S S E T H :

A. Seller is the owner of that certain approximately 29.62+ acre tract of land located in Carrollton, Texas (the "Land"), more particularly described on Exhibit "A" attached hereto and incorporated herein by reference for all purposes, to be improved with a 659,340 square foot shell building (the "Building") with defined interior improvements and associated helipad and parking lot (collectively, as more particularly defined in Exhibit "C," the "Seller's Improvements").

B. The Land is served by a nonexclusive easement (the "Rail Easement") for rail siding service recorded in Volume 97182, Page 3373, Deed Records, Dallas County, Texas, covering real property described on Exhibit "A-1."

C. The Land, the Seller's Improvements, the Rail Easement, and Seller's interests in all easements, rights, and benefits appurtenant thereto, are hereinafter collectively referred to as the "Property."

D. Buyer desires to purchase the Property and Seller desires to sell the Property to Buyer on the terms and conditions set forth hereinafter.

         NOW, THEREFORE, the parties hereto do hereby agree as follows:

1. Sale of the Property. Seller agrees to bargain, sell, grant, convey and deliver, and Buyer agrees to purchase and accept the Property, for the price and on the terms and conditions set forth herein. In consideration of Seller's agreements set forth in this Agreement, Buyer hereby delivers to Seller the sum of One Hundred Dollars ($100.00) as independent consideration.

2. Earnest Money Deposit. Buyer shall, within three (3) business days after mutual execution of this Agreement, deposit with Republic Title Company, Attn:
Mel Morgan, 300 Crescent Court, Suite 100, Dallas, Texas 75201 ("Title Company"), an earnest money deposit in the amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) (the "First Deposit"). On or before July 31, 1999, Buyer shall deposit an additional TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) (the "Second Deposit") with the Title Company. On or before August 31, 1999, Buyer shall deposit an additional TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) with the Title Company, which together with the First Deposit and Second Deposit shall be referred to herein as the "Earnest Money." The aggregate Earnest Money shall consist of $750,000 (or so much thereof as shall be deposited by Buyer from time to time and retained in escrow by the Title Company), to be handled and disbursed as provided in this Agreement.

         The Earnest Money will be paid either by wire transfer, certified or bank cashier's check or other mutually acceptable transfer of immediately available funds to the Title Company. The Earnest Money shall be held in escrow by the Title Company pursuant to the terms hereof. All sums comprising the Earnest Money held by the Title Company shall be held in an interest-bearing account at a federally insured depository institution. The Earnest Money, plus interest accrued on the escrowed amount, shall be applied to the Purchase Price at the Closing (as hereinafter defined) or otherwise in accordance with the term and provisions of this Agreement.

         In order to defray interest charges in connection with the Seller's financing of construction costs, and provided Seller shall not be in default under this Agreement, the Seller shall have the right to cause the disbursal of $700,000 (the "Construction Security") from the Title Company to Seller's construction lender for application to Seller's construction loan, for Seller's account. Such disbursal shall be made within three (3) days after Seller shall have notified Buyer and the Title Company that the aggregate costs incurred in connection with Seller's design and construction of the Seller's Improvements (as defined in Exhibit "C") shall exceed the sum of ONE MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($1,400,000.00), provided that disbursal of the Construction Security shall be made no earlier than ninety (90) days after the Effective Date. Seller's notice shall be accompanied by the written confirmation by Seller's construction lender in such form as Buyer may reasonably require that the outstanding principal balance of the construction loan from which Seller is funding the costs of the Seller's Improvements exceeds $1,400,000.00. The balance of the Earnest Money deposit remaining after disbursal of the Construction Security as provided herein shall be the Earnest Money thereafter.

3. Purchase Price. The purchase price for the Property shall be Nineteen Million, Three Hundred Fifty Four Thousand, Nine Hundred and Seventy Four Dollars ($19,354,974.00) (as adjusted pursuant to Exhibit "C," the "Purchase Price") and shall be payable in cash at the Closing. The Purchase Price shall be subject to adjustment in accordance with Exhibit "C" for the costs associated with construction of the Seller's Improvement and for changes to the construction budget for the Seller's Improvements approved in accordance with Exhibit "C", and as otherwise expressly provided in this Agreement.

4. Survey and Title.

A. Delivery of Survey. Seller shall, at Seller's expense, deliver to Buyer within twenty (20) days following the Effective Date a current or recertified survey of the Land and Rail Easement (the "Survey") prepared by Halff Associates, Inc. The Survey shall: (i) be certified to Buyer and to Title Company in a manner reasonably approved by Buyer and the Title Company, (ii) be dated after the Effective Date, (iii) be an on the ground survey and shall include a legal description of the Land, (iv) show the projected location of the planned Building, to the extent such location may be projected, based on the then current status of the Building design process, (v) show the square feet in the Land, (vi) show the location of the Rail Easement and all other easements and rights-of-way, setback lines, encroachments and other matters affecting the Land and the Rail Easement, including, without limitation, all exceptions affecting the surveyed property listed in the Title Commitment, to the extent such exceptions are locatable by survey and (vii) contain a certification as to the existence of any portion of the Land within a flood prone zone as designated by applicable FEMA map. The survey description of the Land shall supersede the description on Exhibit "A".

B. Delivery of Title Commitment. Seller shall, as soon as possible but not later than twenty (20) days following the Effective Date, obtain and deliver to Buyer, at Seller's sole cost and expense, a current standard form of commitment for title insurance issued through the Title Company describing the Land and Rail Easement, listing Buyer as the proposed insured, showing the Purchase Price as the policy amount for the Property and dated after the Effective Date, together with legible true and complete copies of all instruments referred to in the Title Commitment as conditions or exceptions to title to the Property therein described (collectively, the "Title Commitment").

C. Review of Title and Survey. Buyer shall have a period of ten (10) days (the "Title Review Period"), after the receipt of the later of the Title Commitment in which to notify Seller in writing of any objections Buyer has to any matters shown or referred to in the Title Commitment, except for such exceptions as are locatable by an on-the-ground survey, to which Buyer shall have the right to state objections through a period of ten (10) days after receipt of the Survey (the "Survey Review Period"). Any title encumbrances or exceptions which are set forth in the Title Commitment or on the Survey (except for any title exceptions that arise subsequent to the date of Title Commitment or Survey, as applicable), and to which Buyer does not object within the Title Review Period or Survey Review Period, as applicable, shall be deemed to be Permitted Exceptions (herein so-called) to the status of Seller's title with respect to the Property.

D. Objections to Status of Title or Survey. In the event Buyer shall object to the status of Seller's title or items disclosed by the Survey with respect to the Property during the Title Review Period or Survey Review Period, as applicable, Seller shall have five (5) days from receipt of Buyer's written objections within which to (i) satisfy Buyer's objections, if Seller so elects (provided Seller shall have no obligation to incur any cost or expense to cure any title objections, other than liens affecting the Property or encumbrances created in violation of this Agreement), or (ii) notify Buyer that Seller is unable or unwilling to cure some or all of Buyer's objections, specifying Seller's proposed cure and specifying those objections which Seller is unable or unwilling to cure ("Seller's Notice"). As to those objections which Seller is unable or unwilling to cure or to which the proposed cure is unacceptable to Buyer, as specified in Seller's Notice, Buyer shall have five (5) days from receipt of Seller's Notice to either (A) waive such uncured or such unacceptable objections and purchase the Property as otherwise contemplated in this Agreement, notwithstanding such objections, in which event the subject matter of such waived objections shall become Permitted Exceptions, and Seller shall convey the Property to Buyer by the Deed (as hereinafter defined), subject to the Permitted Exceptions with no offset in the Purchase Price, or (B) terminate this Agreement, which shall be a Permitted Termination (as hereinafter defined in Section 14A). Those encumbrances and exceptions which Buyer shall approve, or be deemed to have approved, pursuant to the terms of this Section shall be the "Permitted Exceptions."

E. Condition of Title. At the Closing, Seller shall convey good and indefeasible fee simple title to the Land, the Seller's Improvements, and such other improvements as are incorporated into the Property pursuant to Exhibit "C", and nonexclusive easement rights in and to the Rail Easement, free and clear of all liens, encumbrances, easements, restrictions, rights, conditions and exceptions to title, except the Permitted Exceptions, to Buyer by special warranty deed and other legal instruments and documents of conveyance.

5. Due Diligence Period. Commencing on the Effective Date, and continuing until July 23, 1999 (the "Due Diligence Period"), Buyer shall have the right to review both information collected by Buyer about the Property and engineering and/or architectural materials relating to the Property which Seller is obligated to make available under the terms of this Agreement, to inspect the Property as it deems necessary to determine whether the Property is suitable for Buyer's needs, and negotiate the form of the Buyer's lease. Buyer's investigation shall be of such scope as Buyer shall determine. Seller shall in good faith cooperate with Buyer in facilitating Buyer's investigation of the Property and shall provide Buyer and its agents and consultants with access to the Property to determine its present condition.

A. During the Due Diligence Period, Seller agrees to make available to Buyer at Seller's office, on Buyer's request, the engineering and/or architectural materials in Seller's possession relating to the Property, and the plans and specifications for the Seller's Improvements. Materials to be provided by Seller were prepared by third parties and are provided with no warranty by Seller of any kind, express or implied. Seller advises Buyer that in evaluating the Property, Buyer should perform due diligence through independent contractors engaged directly by Buyer, on whose assessments Buyer shall rely in evaluating whether the Property is acceptable to Buyer for Buyer's intended use. Buyer hereby acknowledges that it will not rely on any document, evaluation, assessment, report, or other materials furnished by or through Seller, nor on any statement made by Seller or Seller's agents, concerning the Property, except to the extent that Seller makes an express warranty in this Agreement.

B. The obligations of Buyer pursuant to this Agreement including, without limitation, any obligation of Buyer to purchase the Property, are expressly conditioned upon Buyer's satisfaction with the results of all review and inspections made by Buyer pursuant to this Section 5. If Buyer determines, in its sole discretion, during the Due Diligence Period that the Property is unsuitable for its purposes, then Buyer shall have the right to terminate this Agreement by delivery of written notice to Seller at its address set forth herein on or prior to the expiration of the Due Diligence Period; any such termination shall be a Permitted Termination (as hereinafter defined in Section
14A), except that Seller shall be entitled to disbursal of a sum representing a fifty percent (50%) share of Seller's costs incurred (whether such costs are funded by Seller out-of-pocket or through Seller's construction loan) through the Due Diligence Period, up to but not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00), subject to the terms of subparagraph 5C, below. If Buyer fails to deliver such written notice to Seller on or prior to the expiration of the Due Diligence Period, Buyer shall be deemed to have waived its right to terminate this Agreement under this Section 5; provided, however, such waiver shall not extend to or otherwise affect any other right granted to Buyer under this Agreement to terminate this Agreement.

C. In the event that Buyer shall terminate the Agreement as provided in subparagraph 5B, Seller shall prepare an accounting of Seller's costs invested in the design, site work, and construction activities of Seller related to this Agreement and submit such accounting to Buyer, which shall have a period of ten
(10) days to review such accounting and approve or disapprove it. If Buyer shall approve the accounting, Buyer shall notify Seller and the Title Company and the Title Company shall promptly disburse the Earnest Money in accordance with the approved accounting, subject to the terms of Section 5B. If Buyer fails to notify Seller within ten (10) days of Seller's notice, Buyer shall be deemed to have approved Seller's accounting. If Buyer shall disapprove Buyer's accounting within the ten (10) day review period, and the parties are unable to agree within ten (10) day period immediately following Buyer's notice of disapproval, then either party shall have the right to submit the dispute concerning the Earnest Money to mediation and arbitration in accordance with the terms of Exhibit "C."

D. Any entry made on the Property by Buyer or its representatives shall be upon reasonable notice to Seller and at reasonable times and at the sole risk of Buyer. Buyer hereby indemnifies and exonerates Seller from all losses, claims, liabilities, actions, demands, costs and expenses, including reasonable attorneys' fees and expenses, relating to physical damage to persons or property caused by Buyer's inspection of the Property including any entry upon the Property by agents or contractors of Buyer or their subagents or subcontractors. Buyer shall pay for all such work and inspections performed on or in connection with the Property and shall not permit the creation of any lien in favor of any contractor, materialman, mechanic, surveyor, architect or laborer engaged by Buyer. Buyer's obligations under this Section shall survive the Closing or the termination of this Agreement.

6. Closing. The consummation of the transactions contemplated by this Agreement with respect to the Property (the "Closing") shall take place in the offices of the Title Company or such other place as is mutually agreeable to Buyer and Seller. The Closing shall occur ten (10) days after Substantial Completion of the Seller's Improvements (as defined in Exhibit "C"), or on the first business day after such period, if such period expires on a day other than a business day, but in no event earlier than December 20, 1999 (the "Closing Date"). If Substantial Completion is delayed because of any Buyer's Delay (as defined in Exhibit "C") or Buyer's failure to comply with time periods or deadlines established under Exhibit "C" of this Agreement, then the Closing shall be extended, but the Purchase Price shall be increased at the per diem rate equal to the lease rent payable on a per diem basis under the lease as provided in
Section 16, below.

A. Delivery of Closing Documents.

                  (1) Seller's Deliveries at Closing. At the Closing, Seller shall deliver to Buyer: (a) a special warranty deed (the "Deed") in the form attached hereto as Exhibit "B", incorporating the Joint Access Agreement described in Section 18 of this Agreement and conveying nonexclusive easement rights in the Rail Easement appurtenant to the Land; (b) a nonforeign status affidavit executed by Seller; (c) evidence satisfactory to Title Company of the authority of Seller or anyone executing documents on behalf of Seller to consummate the transactions contemplated herein; (d) a closing statement duly executed by Seller setting forth the prorations and adjustments required herein;
         (e) an assignment of warranties and guaranties (without recourse to or warranty by Seller) for the Seller's Improvements issued by contractors and/or suppliers employed by Seller in construction of the Seller's Improvements (it being acknowledged that Buyer has not relied on, and will not rely on, any representation, warranty, or covenant of Seller pertaining to the Seller's Improvements in purchasing the Property, other than those expressly provided in Section 7 herein or Section 3 of Exhibit "C"), to the extent and in the manner provided in Exhibit "C,"
         (f) releases of mechanics and materialmen's liens for construction work performed in connection with Seller's Improvements, based upon the General Contractor's identification of subcontractors and materials suppliers performing labor, or supplying materials, or a bond in form satisfactory to the Title Company to indemnify the Buyer against any mechanics' or materialmen's liens which are subject to dispute at the time of Closing; and (g) such other documents as may be reasonably requested by the Title Company or the Buyer to effectuate the transaction contemplated by this Agreement.

                  (2) Buyer's Deliveries at Closing. At the Closing, Buyer shall deliver to Seller: (a) the Purchase Price in immediately available funds, with a credit for the Construction Security previously applied as contemplated in Section 2 and the Earnest Money, if Buyer shall elect to apply the Earnest Money to the Purchase Price; (b) evidence satisfactory to the Title Company of the authority of Buyer or anyone executing documents on behalf of Buyer to consummate the transactions contemplated herein; (c) the closing statement; and (d) such other documents as may be reasonably requested by the Title Company or the Seller to effectuate the transaction contemplated by this Agreement. At the Closing, the Title Company shall deliver the Earnest Money plus accrued interest thereon to Seller to be applied to the Purchase Price.

B. Deliveries After Closing. Upon satisfaction of all of the conditions to the Closing and the recording of all documents to be recorded by the Title Company as provided herein, the following actions shall be taken, all of which will be deemed taken simultaneously at the Closing, no one of which will be deemed completed until all have been completed:

                  (1) Any excess funds deposited by Buyer with the Title Company (after payment of all of Buyer's Closing Expenses (as defined below) as contemplated herein) shall be returned to Buyer at its address set forth herein.

                  (2) All other funds with the Title Company to which Seller is entitled hereunder (after payment of all of Seller's Closing Expenses (as hereinafter defined)) shall be paid to Seller.

                  (3) All documents and instruments to be recorded or delivered by the Title Company shall be delivered to the party for whose benefit such documents or instruments are made.

C. Title Policy. At the Closing, Seller shall cause the Title Company to issue a TLTA Standard Form of Owner's Policy of Title Insurance (the "Title Policy"), or cause the Title Commitment (as hereinafter defined) to be marked up to the Closing Date, in the amount of the Purchase Price, insuring Buyer's fee title to the Land and nonexclusive rights in the Rail Easement appurtenant to the Land, subject only to nondelinquent property taxes, those matters shown as exceptions to title in the Title Commitment to be delivered by the Title Company pursuant to Section 4, and the Permitted Exceptions. The Permitted Exceptions shall include the exception promulgated under Procedural Rule 8(a)(1) of the Texas Title Insurance Manual (to the extent that Buyer shall elect to insure the value of immediately contemplated post-Closing improvements to the Property), provided that Seller shall furnish to the Title Company such instruments as the Title Company may reasonably require in order to provide express title insurance coverage to the Buyer pursuant to Procedural Rule 39 against loss arising from foreclosure of mechanics' or materialmen's lien claims asserted for the costs of constructing the Seller's Improvements (as defined in Exhibit "C"). The cost of the Title Policy shall be borne as hereafter provided.

D. Prorations. Ad valorem taxes shall be prorated as of the Closing Date based upon the actual number of days in the billing period for such expense items. If the actual tax bill is not available, Seller and Buyer agree to prorate using ad valorem taxes based upon actual taxes for the preceding year. In the event the actual taxes differ from such estimate, Seller and Buyer agree to adjust the proration. Any adjustment payment shall be made within fifteen (15) days after notification by either party that such adjustment is necessary. Seller shall, on or before the Closing Date, furnish to Buyer and the Title Company all information necessary to compute the prorations provided for in this Section 6D. The obligations of the parties under this Section 6D shall survive the Closing.

E. Closing Expenses and Costs.

                  (1) Seller's Costs. Seller shall pay the following (collectively, "Seller's Closing Expenses"): (A) All amounts and fees required to release all liens on the Property; (B) The cost of the basic premium for the Title Policy with coverage of Nineteen Million, Three Hundred Fifty Four Thousand, Nine Hundred and Seventy Four Dollars ($19,354,974.00) (with the premium for any coverage in excess of such amount paid by Buyer), (C) All costs of the Survey; (D) One-half (1/2) of all escrow charges of the Title Company, except those associated with the exchange contemplated in Section 15 herein; and (E) Seller's share of the prorations set forth herein.

                  (2) Buyer's Costs. Buyer shall pay the following (collectively, "Buyer's Closing Expenses"): (A) All costs of any modifications of or endorsements to the Title Policy; (B) Buyer's share of the prorations set forth herein; (C) The recording fees for the Deed; (D) All escrow charges of the Title Company associated with the exchange contemplated in Section 15 herein; and (E) One-half (1/2) of all other escrow charges of the Title Company.

                  (3) Other Expenses. Except as otherwise provided herein, each party hereto agrees to bear its own expenses, including but not limited to, attorneys' and advisors' fees.

7. Representations and Warranties of Seller. Seller makes the following representations and warranties as of the date hereof and as of the Closing:

A. Authority. This Agreement has been duly and validly authorized, executed and delivered by Seller and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement by Seller, and no consents of any third party are necessary to permit the consummation by Seller of the transactions contemplated pursuant to this Agreement.

B. Litigation. There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened which affect the Property, or any pending or, to Seller's knowledge, threatened proceedings in eminent domain which would result in a taking of any portion of the Property.

C. Leases. There are no tenants or other parties in possession of any part of the Land and Seller has entered into no leases, subleases or other agreements or arrangements, whether written or oral, for the use or occupancy of all or any portion of the Land.

D. Environmental. To Seller's knowledge or except as may be disclosed in any engineering reports or assessments provided to Buyer, the Property does not contain any material (the "Hazardous Materials") hazardous to human health which is listed or described in and is subject to regulation under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Safe Drinking Water Act, Safe Drinking Water and Toxic Enforcement Act of 1986, or in the regulations promulgated pursuant thereto, or in any other federal, state or local environmental law, ordinance, rule or regulation (collectively, the "Environmental Laws").

E. Foreign Person. Seller is not a "foreign person" within the meaning of
Section 1445 et seq. of the Internal Revenue Code of 1986, as amended.

F. Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, (v) admitted in writing Seller's inability to pay its debts as they come due, or (vi) made an offer of settlement, extension, or composition to its creditors generally.

G. Title. Seller has good and indefeasible title to the Property, and will convey such title to Buyer on the Closing Date free and clear of all options, rights, covenants, easements, liens and other rights in favor of third parties except for the Permitted Exceptions. The Property is not subject to any outstanding agreements of sale or any options, liens, or other rights of third parties to acquire any interest therein, except as described in this Agreement, and upon execution and delivery by Seller of the conveyancing documents required to be executed by Seller hereunder, Buyer will be vested with good and indefeasible title to the Property. Seller's delivery of the Deed, conveying the Property to Buyer as provided in this Agreement, shall be deemed to fulfill the foregoing representation for all purposes.

H. Insolvency Proceedings. Seller is not aware of any attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary bankruptcy proceedings, or proceedings under any debtor relief laws, contemplated by or pending or threatened against Seller or the Property.

I. Zoning. The Property is zoned with the City of Carrollton's zoning category "Light Industrial-1" which will allow for the construction of the Seller's Improvements.

J. Documents and Records. All documents and records delivered pursuant to this Agreement will be true, correct and complete copies of the documents and records required to be delivered except as disclosed and to the best of Seller's knowledge.

K. Seller's Improvements. Seller hereby represents and warrants that the Seller's Improvements shall be designed and constructed in conformance with Americans With Disabilities Act of 1990, 42 USC ss.12101 et seq. and Texas architectural barriers laws, Tex. Rev. Civ. Stat. Ann. Art. 9102 (West Supp.1999), and regulations promulgated thereunder, and shall incorporate monitoring and venting equipment and fixtures consistent with other buildings in the Property's subdivision subject to the recorded covenants, conditions, and restrictions applicable to the Property.

The representations and warranties of Seller in this Agreement shall survive the Closing for a period of 365 days. Any claim based on breach of representation or warranty shall be null and void if not filed within such 365 day period.

         EXCEPT FOR THE SPECIAL WARRANTY OF TITLE TO BE CONTAINED IN SELLER'S DEED AND THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO BUYER "AS IS, WHERE IS AND WITH ALL FAULTS" AND SELLER DOES NOT WARRANT OR MAKE ANY REPRESENTATION, EXPRESS OR IMPLIED, AS TO ITS FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY, FOOTAGE, PHYSICAL CONDITION, COMPLIANCE WITH SPECIFICATIONS, ABSENCE OF LATENT DEFECTS, OR COMPLIANCE WITH LAWS AND REGULATIONS; OR THE FITNESS OF THE PROPERTY FOR BUYER'S PLANNED USE. IF CLOSING SHALL OCCUR, EXCEPT FOR LIABILITY ARISING OUT OF THE INACCURACY OF THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS

AGREEMENT, SELLER SHALL BE DEEMED TO BE AUTOMATICALLY RELEASED BY BUYER AND ITS SUCCESSORS AND ASSIGNS OF AND FROM ALL LIABILITIES, OBLIGATIONS AND CLAIMS, KNOWN OR UNKNOWN, THAT BUYER MAY HAVE AGAINST SELLER OR THAT ARISE IN THE FUTURE BASED IN WHOLE OR IN PART UPON THE PRESENCE OF TOXIC OR HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONTAMINATION ON OR WITHIN THE PROPERTY (INCLUDING, WITHOUT LIMITATION, CLAIMS ASSERTED UNDER ENVIRONMENTAL LAWS). THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING.

8. Covenants and Interim Responsibilities of Seller. Seller agrees that during the period between the Effective Date and through the Closing Date, the Seller covenants that it shall not commit any waste on the Property nor enter into any agreement or instrument which would encumber the Property, which would bind Buyer or the Property after Closing, without the prior written consent of Buyer. Contractual relations contemplated pursuant to Exhibit "C" and actions necessary in connection with the replatting of the Land are approved and authorized for all purposes.

9. Representations and Warranties of Buyer. Buyer hereby makes the following representations and warranties to Seller, all of which shall be true and correct as of the date hereof and as of the Closing:

A. Authority. This Agreement has been duly and validly authorized, executed and delivered by Buyer and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement by Buyer, and no consents of any third party are necessary to permit the consummation by Buyer of the transactions contemplated pursuant to this Agreement.

B. Bankruptcy. Buyer has not (i) made a general assignment for the benefit of creditors, (i) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Buyer's assets,
(iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets, (v) admitted in writing Buyer's inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

10. Brokerage Commissions. By its execution of this Agreement, Seller agrees to pay a brokerage fee equal to the sum of:

         o $60,000 (six percent (6%) of the first $1,000,000 of $17,782,000 out of the Purchase Price); plus

         o        $503,460 (three percent (3%) of $16,782,000)

(or such lesser balance as may result if the Purchase Price shall be reduced below $17,782,000 as the result of a reduction in the scope of work for the Seller's Improvements), if, as, and when Closing occurs, but not otherwise, to be divided equally by Cushman & Wakefield of Texas, Inc. (Jack Fraker) and The Staubach Company (Greg Burns and Tom McCarthy). Seller and Buyer warrant to each other that neither has dealt with or agreed to pay any broker or brokerage company other than those identified in this Section 10 (the "Brokers"), a fee in connection with the proposed purchase and sale of the Property. In the event that any claims other than by the Brokers, for brokers, agents, finders fees or commissions in connection with the negotiation, execution or consummation of this Agreement, the party on whose alleged statement, representation or agreement such claim or liability arises shall indemnify, hold harmless and defend the other party from and against such claim, including without limitation reasonable attorneys' fees and costs.

11. Possession. Seller shall deliver full possession of the Property to Buyer upon the Closing.

12. Casualty Damage. In the event that any tangible portion of the Property shall be damaged prior to Closing to the extent that the cost of restoring such damaged portion shall exceed Eight Million Nine Hundred Thousand Dollars ($8,900,000.00) and in Buyer's commercially reasonable judgment, such damage materially adversely affects Buyer's use for the Property, Buyer may, at its option, (a) terminate this Agreement (which will be a Permitted Termination) by notifying Seller and Title Company in writing within thirty (30) days after Buyer first is advised of such proceedings by Seller in writing; or (b) elect to consummate the transactions provided for herein. In the event Buyer is required or elects to consummate the transactions provided for herein, the Seller shall assign to Buyer the right to recover from Seller's casualty insurance policies on account of such casualty damage, the Purchase Price shall be reduced by the amount of (i) Seller's deductible under such policy applicable to the loss in question and (ii) the amount to repair any casualty (or portion of casualty) which is not covered by Seller's casualty insurance or for which Seller's casualty insurance recovery is insufficient to make the repairs, and Seller shall have no further duty or obligation with respect to the repair or restoration of such casualty damage.

13. Condemnation. In the event that condemnation or eminent domain proceedings are threatened or initiated prior to the Closing Date which would result in the value of the Property being reduced by an amount greater than Three Million Dollars ($3,000,000.00) and, in Buyer's judgment, adversely affects Buyer's use for the Property, Buyer may, at its option (a) terminate this Agreement (which will be a Permitted Termination) by notifying Seller and Title Company in writing within thirty (30) days after Buyer first is advised of such proceedings; or (b) elect to consummate the transactions provided for herein. In the event Buyer elects to consummate the transactions provided for herein, the Purchase Price shall not be reduced, and Buyer shall be entitled to participate with Seller in all negotiations and dealings with the condemning authority in respect of such matter; provided, however, that Buyer shall have the right to finally approve any agreement with the condemning authority and Seller shall, at the Closing, assign Buyer all of its right, title and interest in and to any award or other benefits made or to be made in connection with such condemnation or eminent domain proceeding.

14. Termination, Default and Remedies.

A. Permitted Termination. If this Agreement is terminated by either Seller or Buyer pursuant to Section 4 or 5 of this Agreement (a "Permitted Termination"), except for a termination by Seller because of the default of Buyer, the Earnest Money and accrued interest shall be immediately disbursed to Buyer and Seller in accordance with the terms of Section 5B, and this Agreement shall thereafter be null and void (other than Buyer's cost reimbursement obligations under Section
5B). If this Agreement is terminated by Buyer pursuant to Section 12 (Casualty Damage) or 13 (Condemnation) of this Agreement, Seller shall refund to Buyer the Construction Security within thirty (30) days of Seller's recovery of insurance loss proceeds (in the event of a casualty termination) or condemnation award (in the event of a condemnation termination), and the Earnest Money and accrued interest shall immediately disbursed to Buyer, and this Agreement shall thereafter be null and void; provided, however, that the Seller's obligation to refund Construction Security shall be subject to the consent of the mortgagee of the Property, which Seller shall use its best good faith efforts to obtain. If this Agreement is terminated by either Seller or Buyer as the result of the default by the other party, the Earnest Money and accrued interest shall be disbursed in accordance with the terms of this Section 14.

B. Default by Seller. If Seller commits a material default under this Agreement, Buyer may, at Buyer's sole option, do either of the following: (a) terminate this Agreement by written notice delivered to Seller at or prior to the Closing (any such termination shall entitle Buyer to a refund of the Earnest Money and accrued interest thereon and the Construction Security) and Seller shall be liable to Buyer for Buyer's actual damages as a result thereof, or (b) enforce specific performance of this Agreement against Seller.

C. Default by Buyer. If Buyer commits a material default under this Agreement, Seller may, at Seller's sole option, (a) terminate this Agreement by written notice delivered to Buyer at or prior to the Closing, and collect the Earnest Money and accrued interest thereon as hereafter provided, or (b) enforce specific performance of this Agreement against Buyer, or (c) sue Buyer for actual damages occasioned by such default. If Buyer commits a material default under this Agreement and fails to purchase the Property and Seller elects to terminate this Agreement, Buyer and Seller agree that it would be impractical or extremely difficult to fix Seller's actual damages and that the Earnest Money paid by Buyer ("Liquidated Damages") and accrued interest thereon is a reasonable estimate of Seller's actual damages in such event, and that in the event of a breach by Buyer as described above, Title Company, upon instructions to do so, shall disburse the Earnest Money and accrued interest thereon to Seller, Seller shall be entitled to retain the Construction Security, and the escrow created pursuant hereto shall be cancelled, in which event Seller and Buyer shall be relieved from all liability hereunder.

15. Exchange. Seller shall cooperate as reasonably requested by Buyer in connection with Buyer acquiring the Property pursuant to a tax-deferred exchange qualifying under Section 1031 of the Internal Revenue Code utilizing an affiliate of Title Company as a qualified intermediary and/or an escrow arrangement reasonably approved by Seller, provided that Seller incurs no costs and assumes no liabilities or obligations in connection therewith and that any such action does not delay the Closing. Buyer shall immediately advise Seller upon the sale of any of Buyer's existing facilities, and designate the Property as the sole and exclusive trade property for the Exchange transaction in accordance with Section 6 of this Agreement. Buyer also assumes responsibility of filing necessary tax forms for the Exchange.

16. Leasing Contingency. Seller acknowledges that Buyer desires to acquire the Property through a nonsimultaneous tax-deferred exchange involving the disposition of seven (7) properties (the "Exchange Tracts") currently owned and operated by Buyer. Buyer agrees that within seven (7) days after the disposition of Buyer's Exchange Tracts, or after the earliest date at which Buyer is permitted to designate substitute properties pursuant to applicable laws, Buyer shall identify the Property as the sole and exclusive substitute property to be acquired by Buyer pursuant to Buyer's exchange transaction pursuant to Section 1031of the Internal Revenue Code (the "Code") and furnish Seller with a copy of such designation.

         In the event, and only in the event, that Buyer has not closed its disposition of Thirteen Million Dollars ($13,000,000.00) in value of Exchange Tracts which disposition must include its two (2) Spring Valley properties (hereafter, the "Minimum Exchange") on or before thirty (30) days prior to the projected Closing Date, based on Seller's estimated Substantial Completion Date, notwithstanding Buyer's best good faith efforts to complete such disposition(s), in lieu of the purchase of the Property pursuant to this Agreement, Buyer shall have the right and option to lease the Building for a term of ten (10) years from the date of the scheduled Closing, subject to the terms provided in the lease attached as Exhibit "D;" provided, however, that the lease shall be subject to the following terms and conditions in addition to those set forth in Exhibit "D:"

A. Base Rent (as that term is defined in Exhibit "D") under the lease shall be calculated as follows:

                  (1) The Base Rent rate in the first five years of the lease term shall the Recapitalized Rent (as defined in Section 2.g. of Exhibit "C" hereto); plus

                  (2) The Base Rent rate in the second five years of the lease term shall be increased by 12 1/2% (i.e., the product of 1.125 times the Recapitalized Rent (as defined in Section 2.g. of Exhibit "C" hereto).

                  (3) The Base Rent rate from and after July 1, 2001 shall be adjusted to reflect the inclusion of Financing Costs (hereafter defined) in the Purchase Price to be recapitalized in the manner provided in Section 2.g. of Exhibit "C" hereto.

B. The lease shall be executed by Seller and Buyer on or before thirty (30) days in advance of the scheduled Closing Date, and the ten (10) year lease term shall commence ten (10) days following the Substantial Completion Date (subject to the condition that Buyer's Minimum Exchange shall not be consummated as of such effective date).

C. As a precondition to Buyer's lease, Buyer shall be obligated to reimburse Seller, and shall reimburse Seller within ten (10) days following the Substantial Completion Date for the actual construction costs for the portion of Seller's Improvements indicated as "Buyer Elections" on Exhibit "C-1" of this Agreement, plus costs associated with the construction of Buyer Elections, equal to $1,572,974.00. (Buyer Elections are indicated in the shaded areas of Exhibit "C-1" attached.) The Earnest Money, together with all interest accrued thereon, shall be disbursed by the Title Company and applied to payment of the sum due from Buyer hereunder.

D. Seller shall grant to Buyer the right to purchase the Property (the "Option") under Buyer's lease. Buyer shall use its best good faith efforts to consummate the Minimum Exchange on or before July 1, 2001, keep Seller informed on a regular basis of the status of such transaction, and notify Seller if the Minimum Exchange shall be completed. It is the intention of the parties that if the Minimum Exchange is consummated, the Buyer shall complete its tax-deferred exchange through the Buyer's purchase of the Property, or alternatively, the Buyer may elect to purchase the Property without disposing of the Exchange Tracts. If Buyer shall consummate the Minimum Exchange on or before July 1, 2001, Seller agrees to sell and Buyer agrees to purchase the Property in accordance with the terms of this Agreement thirty (30) days after the Minimum Exchange is consummated (or on the first business day following such period, if it expires on a day which is not a business day).

         Alternatively, if Buyer shall exercise the Option, Seller agrees to sell and Buyer agrees to purchase the Property subject to the following terms and conditions, which shall be incorporated into Buyer's lease:

                  (1) The purchase price (the "Option Price") for the Property under the Option shall be the greater of: (i) the Purchase Price set forth in Section 3 of the Agreement, and (ii) the fair market value (the "Market Value") of the Property (giving effect to the costs of constructing Buyer Elections), determined in accordance with subparagraph 3, below.

                  (2) Buyer shall have the right to exercise the Option by written notice (the "Option Notice") to Seller at any time through 5:00 p.m., Dallas, Texas time, April 1, 2001. Buyer's notice of exercise shall specify Buyer's opinion of Market Value and a closing date a minimum of forty five (45) days following the date of Buyer's notice. Closing shall occur no later than July 1, 2001. If Buyer shall have failed to exercise the Option on or before April 1, 2001, or, if exercised, to have closed the purchase of the Option on or before July 1, 2001, for any reason (other than the failure or refusal of Seller to deliver a deed to the Property or to comply with the terms of subparagraph 3), the Option shall be null and void.

                  (3) During the thirty (30) day period following the Option Notice, Seller and Buyer shall diligently negotiate the purchase price of the Property in good faith, based on the Market Value proposed by Buyer in the Option Notice and Seller's opinion of Market Value. If the parties are unable to reach agreement with respect to the purchase price within such period, the Market Value of the Property shall be determined in accordance with the following procedure:

                           (a) Within ten (10) days after receipt of Buyer's
                  written notice of such an election, each party, by giving written notice to the other party, shall appoint an appraiser to render a written opinion of the Market Value. Each appraiser must be a member of the Appraisal Institute of America (MAI) for at least five years and with at least ten years experience in the appraisal of industrial property values in the area in which the Property is located. The two appraisers shall render their written opinions of the Market Value within twenty (20) days after the appointment of the second appraiser. If the greater of the determined Market Values is within 105% of the lesser of such Market Values, then the average of the two appraisals of Market Value shall be utilized as the Market Value and shall be binding on the parties. If one party does not appoint its appraiser as provided above, then the one appointed shall determine the Market Value. The Market Value so determined under this subparagraph shall be binding on Seller and Buyer.

                           (b) If the greater of the determined Market Values is
                  more than one hundred five percent (105%) of the lesser of such Market Values, then the two appraisers shall pick a third appraiser within ten (10) days after the two appraisers have rendered their opinions of Market Value as provided above. If the two appraisers are unable to agree on the third appraiser within said ten (10) day period, Seller and Buyer shall mutually agree on a third appraiser within ten (10) days thereafter. The third appraiser shall be a person who has not previously acted in any capacity for either Seller or Buyer and must meet the qualifications stated above.

                           (c) Within twenty (20) days after his appointment,
                  the third appraiser shall render its written opinion of the Market Value ("Third Opinion"). The appraisal of Market Value made by Seller's or Buyer's appraiser that is closest to the Market Value specified in the Third Opinion shall be the Market Value. If the Market Value set forth in the Third Opinion is equidistant from the Market Values determined by Seller's and Buyer's appraisers, then the Market Value contained in the Third Opinion shall be the Market Value. The Market Value so determined under this subparagraph shall be binding on Seller and Buyer.

                           (d) Each party shall bear the cost of its own
                  appraiser and one-half (1/2) the cost of the third appraiser.

                           (e) In the event that the procedures for
                  determination of the Market Value shall result in a determination of the purchase price occurring later than five
                  (5) business days prior to the closing proposed in the Option Notice, the closing shall be extended to the fifth (5th) business day following the date on which the Market Value shall be determined.

                  (4) Within thirty (30) days following the Option Notice, Seller shall deliver to Buyer:

                           (a) A survey (the "Option Survey") of the Land and
                  Rail Easement conforming with the provisions of Section 4 of this Contract, except that the survey shall be dated no earlier than the date of the Option Notice and shall locate all improvements constructed on the Property; and

                           (b) A Commitment for Title Insurance (the "Option
                  Title Work") for the Land and Rail Easement conforming with the provisions of Section 4 of this Contract.

         Buyer shall have the right to review the Option Survey and Option Title Work in accordance with the provisions of Section 4 of this Agreement, provided that any item which was a Permitted Exception in connection with Seller' initial review of the Survey and Title Commitment shall be a Permitted Exception in connection with the Option.

                  (5) At the closing of the Option, Seller shall convey good and indefeasible fee simple title to the Land, Seller's Improvements, and such other improvements as are incorporated into the Property by Seller in accordance with Exhibit "C", and nonexclusive easement rights in the Rail Easement, free and clear of all liens, encumbrances, easements, restrictions, rights, conditions and exceptions to title, except the Permitted Exceptions, to Buyer by special warranty deed and other legal instruments and documents of conveyance.

                  (6) Closing shall occur in accordance with the terms of
         Section 6 of this Agreement on the date provided in the Option Notice, subject to the following terms:

                           (a) The terms, provisions and conditions pertaining
                  to the consummation of Buyer's tax deferred exchange in the second grammatical paragraph of Section 6 shall not apply in the closing of the Option transaction.

                           (b) The purchase price shall be the Option Price, and
                  Seller's obligation with respect to the Owner's Policy of Title Insurance shall be to pay the cost of the basic premium for the Title Policy in the amount of the Option Price. Buyer shall be credited for reimbursements made under Section 16C.

                            (c) Buyer shall be obligated to reimburse Seller at
                  the closing of the Option for the following fees and expenses (collectively, the "Financing Costs") which Seller incurs or is obligated to reimburse to prospective lenders in connection with any financing alternative for the period after July 1, 2001:

                           (i) If the Option Notice (hereafter defined) shall be given on or after December 27, 2000, but prior to March 27, 2001, reasonable preparatory costs, including attorneys' fees, survey costs, appraisal fees, and other costs related to preparation for obtaining a permanent loan commitment on the Property (but excluding standby or loan commitment fees, which shall be subject to reimbursement only as provided in subparagraph ii); plus

                           (ii) If the Option Notice (hereafter defined) shall be given after March 27, 2001, but on or prior to July 1, 2001, standby and/or loan commitment fees payable to obtain assurance by the lender that the Seller will have available to it permanent financing on the Property, in the event the Buyer does not exercise its option to purchase the Property.

                           (iii) It is expressly provided, however, that the aggregate of out-of-pocket permanent loan-related costs reimbursable by Buyer under subparagraphs (i) and (ii) shall not exceed one percent (1%) of the principal of the permanent loan sought by Seller.

                  Seller agrees to furnish Buyer with true and correct copies of the invoices, statements, or other evidence of such out-of-pocket costs incurred or assumed by Seller.

                           (d) Possession of the Property shall be delivered to
                  Buyer at the closing of the Option, subject to Buyer's possessory rights under Buyer's lease (if any) and subject to the Permitted Exceptions.

                  (7) The representations of Seller and Buyer in Sections 7 and 9 of the Agreement shall apply in connection with the Option.

                  (8) Real estate commissions payable in connection with the Buyer's purchase of the Property pursuant to the Option shall be payable in the amount and in accordance with the terms of Section 10 of the Agreement.

                  (9) The provisions of Sections 12 (Casualty Damage), 13 (Condemnation), 14 (Termination, Default and Remedies)(other than the provisions of Section 14 relating to termination of the Agreement pursuant to Section 5, which shall not apply), 15 (Exchange), 17 (Force Majeure), 18 (Shared Access Drive), and 19 (Miscellaneous) of the Agreement shall apply in connection with the Option.

E. In the event that the Option expires without exercise or is otherwise terminated, Buyer shall have a continuing right of first refusal to purchase the Property at the price and on the terms offered to Seller by a third party, pursuant to a bona fide offer to purchase in the form of a contract offer or nonbinding letter of intent, submitted to Seller which Seller is prepared to accept during the lease term. Seller shall provide Buyer with a copy of such offer and Buyer shall be obligated to return the offer to Seller, signed by Buyer, within five (5) business days after Seller's delivery, if Buyer intends to exercise its right of first refusal. If Buyer fails to do so for any reason, Buyer's right of first refusal shall terminate with respect to the sale to the party extending the offer refused by Buyer, and Seller shall have the right thereafter to sell the Property to such party free of any rights of Buyer to purchase same. If Seller's proposed sale is not consummated with such party (or affiliates controlled by, or under common control with, the original offeror), Buyer's right of first refusal shall remain in effect with respect to future sales proposed by Seller during the ten year term of the Buyer's lease. Buyer agrees to furnish Seller with a written release of Buyer's right of first refusal upon request, from and after expiration of such right in accordance with its terms.

F. If such lease is executed by the parties, this Agreement shall terminate automatically and the parties shall have no further duties or obligations to one another hereunder, except as expressly provided with respect to Buyer's cost reimbursement obligations set forth in Section 16C of this Agreement.

17. Force Majeure. Deadlines, and periods of time in which actions are required under this Agreement, shall be extended on a day-for-day basis for any period of Force Majeure Delay, as defined in Exhibit "C." A party's obligation to pay funds or deliver documents or instruments shall not be subject to extension by reason of Force Majeure Delay.

18. Shared Access Drive. The parties contemplate that a single driveway to the Land off Frankford Road in the northeastern corner of the Land, adjoining Site 8 of Frankford Trade Center, shall be shared with the adjoining landowner (currently, Seller or Seller's Affiliate). The location of the proposed access drive is shown on Exhibit "A" to this Agreement. A proposed form of joint access agreement (herein so-called) providing for perpetual and nonexclusive ingress-egress and joint maintenance responsibilities of the landowners to be benefited by such shared access drive shall be included in the Deed to be delivered at the Closing, the form of which shall be delivered for Buyer's review and approval no later than ten (10) days in advance of the scheduled Closing Date.

19. Miscellaneous.

A. Notices. All notices, demands, requests, consents, approvals or other communications (the "Notices") required or permitted to be given by this Agreement shall be in writing and shall be either personally delivered, or sent via telecopy with receipt confirmation, or by Federal Express or other regularly scheduled overnight courier or sent by United States mail, registered or certified with return receipt requested, properly addressed and with full postage prepaid. Said Notices shall be deemed received and effective on the earlier of (i) the date actually received (which, in the case of telecopied notice, shall be the date such telecopy is transmitted with confirmation of receipt) or (ii) three (3) business days after being placed in the United States Mail as aforesaid or (iii) one (1) business day after being sent by Federal Express or other regularly scheduled overnight carrier.

         Said Notices shall be sent to the parties hereto at the following addresses, unless otherwise notified in writing:

         TO SELLER:        Argent Frankford, L.P.
                           5949 Sherry Lane, Suite 1000
                           Dallas, Texas  75225
                           Attn:  C. E. Cornutt
                           Phone: (214) 361-6115
                           Facsimile:  (214) 361-5032

         with copy to:     Charles C. Jordan, Esq.
                           Carrington, Coleman, Sloman & Blumenthal, L.L.P.
                           200 Crescent Court, Suite 1500
                           Dallas, Texas  75201
                           Phone: (214) 855-3021
                           Facsimile:  (214) 758-3721

         TO BUYER:         Home Interiors & Gifts, Inc.
                           4550 Spring Valley
                           Dallas, Texas 75244-3705
                           Attention:  General Counsel
                           Phone: (972) 386-1084
                           Facsimile: (972) 386-1106

         with copies to:   Weil Gotshal & Manges LLP
                           100 Crescent Court, Suite 1300
                           Dallas, Texas 75201
                           Att'n:  Robert C. Feldman
                           Phone:  (214) 746-7744
                           Facsimile:  (214) 746-7777

                           The Staubach Company
                           15601 Dallas Parkway, Suite 400
                           Dallas, Texas 75002
                           Attn:  Greg Burns
                           Phone:  (972) 361-5207
                           Facsimile: (972) 361-5910

TO TITLE COMPANY:

                           Republic Title Company
                           300 Crescent Court, Suite 100
                           Dallas, Texas  75201
                           Attn: Melvin Morgan
                           Phone: (214) 855-8823
                           Facsimile:   (214) 855-8898

B. Attorneys' Fees. In the event that any party hereto brings an action or proceeding for a declaration of the rights of the parties under this Agreement, for injunctive relief, for an alleged breach or default of, or any other action arising out of, this Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any court costs incurred and in addition to any other damages or relief awarded. This provision will survive the termination of this Agreement.

C. Entire Agreement, Amendment. This Agreement, together with all exhibits hereto and documents referred to herein, if any, constitutes the entire arrangements and understandings among the parties hereto. This Agreement may not be amended, modified, changed or supplemented, nor may any obligations hereunder be waived. except by a writing signed by the party to be charged or by its agent duly authorized in writing or as otherwise permitted herein.

D. Severability. Whenever possible, each provision of this Agreement and every related document shall be interpreted in such manner as to be valid under applicable law; but, if any provision of any of the foregoing shall be invalid or prohibited under said applicable law, such provisions shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

E. Choice of Law. This Agreement and each and every related document is to be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts to be performed in that state.

F. Successors. Except as otherwise provided herein, the provisions and covenants contained herein shall inure to the benefit of and be binding upon the heirs, representatives, successors and permitted assigns of the parties hereof.

G. Assignment. Buyer may not assign its rights and obligations under this Agreement without the prior written consent of Seller, which may be given, or withheld, in Seller's sole discretion, provided that Seller's consent shall not be required for an assignment (a) to an affiliated party controlled by, under common control with, or controlling Buyer (where control shall be determined by ownership of more than 50% of the common stock of the controlled entity); and
(b) to a qualified intermediary in connection with a tax-deferred exchange referenced in Section 15. Except for an assignment of this Agreement to any affiliated party controlled by, under common control with, or controlling Seller (where control shall be determined by ownership of more than 50% of the partnership interests of the controlled entity, and C.E. Cornutt shall act in a controlling management capacity therein), Seller may not assign this

Agreement without the prior written consent of Buyer, which consent may be given or withheld in Buyer's sole discretion. No assignment by either party permitted by this Section shall release that party's liability for performance hereunder.

H. Waiver. No claim of waiver, consent, or acquiescence with respect to any provision of this Agreement shall be made against any party hereto except on the basis of a written instrument executed by or on behalf of such party. However, the party for whose unilateral benefit a condition is herein inserted shall have the right to waive such condition.

I. Gender and Number. Whenever the context so requires herein, the neuter gender shall include the masculine and feminine, and the singular number shall include the plural.

J. Further Actions. Buyer and Seller agree to execute such additional documents, and take such further actions, as may reasonably be required to carry out the provisions and intent of this Agreement, and every agreement or document relating hereto, or entered into in connection herewith.

K. Time of the Essence. Time is of the essence of each and every term, covenant and provision hereof.

L. Business Day. The term "business day" as used herein shall mean a day in which federally insured national banking associations located in the county in which the Property is situated are not closed. If any date set forth in this Agreement or the last date for the taking of any action hereunder shall fall on a Saturday, Sunday or other day which is not a business day, then the last date for taking such action shall be extended to the next succeeding business day.

M. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

N. Exhibits. The following exhibits "A" through "D", inclusive, attached hereto are incorporated herein by this reference for all purposes:

         A ..........................   Land
         A-1 ........................   Rail Easement property description
         B ..........................   Special Warranty Deed
         C ..........................   Construction Agreement
         C-1 ........................   Building Outline Design Specifications
         D ..........................   Lease Agreement

O. Confidentiality. Each party shall treat all information relating to the Property and/or this Agreement as confidential and shall not permit its release to other parties or make any public announcement or publicity releases without the other party's prior written authorization.

         EXECUTED as of the day and year first above set forth, which shall be the Effective Date of this Agreement for all purposes.

                                         SELLER:

                                         ARGENT FRANKFORD, L.P.,
                                         a Texas limited partnership
                                         By:      ARGENT FRANKFORD GP, LLC,
                                         a Texas limited liability company
                                         its General Partner

                                         By: /s/  C. E. CORNUTT
                                             --------------------------------
                                         Name:    C. E. Cornutt
                                         Title:   President

                                         BUYER:

                                         HOME INTERIORS & GIFTS, INC.

                                         a Texas corporation

                                         By: /s/ DONALD J. CARTER, JR.
                                             --------------------------------
                                         Name:   Donald J. Carter, Jr.
                                         Title:  CEO


                           ACCEPTANCE BY TITLE COMPANY

         Republic Title Company hereby acknowledges receipt of the foregoing Purchase and Sale Agreement and agrees to accept, hold, and return the Earnest Money and disburse any funds received thereunder in accordance with the provisions of such Agreement.

                                         REPUBLIC TITLE COMPANY

                                         By: /s/ MELVIN MORGAN
                                             --------------------------------
                                         Name:   Melvin Morgan
                                         Title:  Senior Vice President

                                         Dated:  July 19, 1999

                                   EXHIBIT "A"

                            LEGAL DESCRIPTION OF LAND

Being a tract of land situated along the south right-of-way line of the 1600 Block of West Frankford Road and also having frontage along the west right-of-way line of Commodore Drive and specifically being the westernmost approximate 29.62 + acres out of Block C, Lot 5R, of Frankford Trade Center, an addition to the City of Carrollton, according to the map and plat thereof recorded in Cabinet N, Page 360, Denton County Plat Records.

The Land shall be bounded by the lot line of the adjacent improved tract, known as Block C, Lot 6 (except as shown on page 2 of this Exhibit "A" [for trailer storage area]), by Commodore Drive, by Trade Center Drive, and by a boundary to be determined based on the location of the Building as finally reflected by the Drawings of Seller's Improvements. The boundaries of the Land shall be approximately as set forth on Page 2 of this Exhibit "A."

                                   EXHIBIT "B"

                              SPECIAL WARRANTY DEED

THE STATE OF TEXAS         }

                           }       KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF DENTON           }

         THAT, ARGENT FRANKFORD, L.P., a Texas limited partnership ("Grantor"), whose mailing address is 5949 Sherry Lane, Suite 1000, Dallas, Texas 75225, for and in consideration of the sum of Ten and No/100ths Dollars ($10.00) cash and other good and valuable consideration to it in hand paid by HOME INTERIORS & GIFTS, INC., a Texas corporation ("Grantee"), whose mailing address is 4550 Spring Valley, Dallas, Texas 75244-3705, the receipt and sufficiency of which is hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY unto Grantee all that certain tract piece or parcel of land described on Exhibit "I" attached hereto and made a part hereof (the "Property"), together with all and singular, all improvements thereon, and all the rights and appurtenances pertaining thereto, including any right, title and interest of Grantor herein in and to adjacent streets, alleys or rights-of-way.

         This conveyance is expressly made subject to the exceptions to title and/or other matters of record in Denton County, Texas, set forth on Exhibit "II" hereto, to the extent the same affect the Property conveyed hereby.

         Seller hereby reserves from the conveyance of the Property ingress-egress easements over the portions of the Property more particularly described on Exhibit "C" hereto, all in accordance with the terms of Exhibit "C" to this Deed [TERMS OF JOINT ACCESS DRIVEWAY AGREEMENT].

         TO HAVE AND TO HOLD the above described premises, together with all and singular the rights, hereditaments, and appurtenances thereunto in any manner belonging unto the said Grantee, Grantee's successors and assigns forever and Grantor does hereby bind Grantor, Grantor's successors and assigns, to WARRANT and FOREVER DEFEND, all and singular the same unto the said Grantee, Grantee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor but not otherwise.

         EXECUTED on this _____ day of ___________, ____.

                                              GRANTOR:

                                              ARGENT FRANKFORD, L.P.,
                                              a Texas limited partnership
                                              By: Argent Frankford GP, LLC

                                                   Its general partner

                                              By:
                                                 ------------------------------
                                                 C. E. Cornutt, President

THE STATE OF TEXAS        }
                          }
COUNTY OF DENTON          }

         This instrument was acknowledged before me on the _____ day of ____________, _____, by C. E. CORNUTT, President of ARGENT FRANKFORD GP, LLC, general partner of ARGENT FRANKFORD, L.P., a Texas limited partnership, on behalf of said partnership.

                                              ---------------------------------
                                              Notary Public in and for the State
                                              of Texas

(S E A L)

(Printed Name of Notary)
                            -------------------------
(Commission Expiration Date)
                            -------------------------

                                              GRANTEE:

                                              HOME INTERIORS & GIFTS, INC.,
                                              a Texas corporation

                                              By:
                                                 ----------------------------
                                             Name:
                                                  ---------------------------
                                             Title:
                                                   --------------------------

THE STATE OF TEXAS        }
                          }
COUNTY OF DENTON          }

         This instrument was acknowledged before me on the _____ day of ____________, ____, by _____________________, ______________ of Home Interiors &
Gifts, Inc., a Texas corporation.

                                              ----------------------------------
                                              Notary Public in and for the State
                                              of Texas

(S E A L)

(Printed Name of Notary)
                            -------------------------
(Commission Expiration Date)
                            -------------------------

                                   EXHIBIT "C"

                             CONSTRUCTION AGREEMENT

         1. OUTLINE PLANS AND SPECIFICATIONS FOR SELLER'S IMPROVEMENTS. Attached as Exhibit "C-1" are the outline design specifications (the "Outline Plans") describing certain base building and site improvements to be constructed on the Property by the Seller (the "Seller's Improvements") in accordance with the column headed "Outline Specifications/Proposed Building #7." The specifications are hereby approved by Buyer and Seller. Buyer and Seller agree that the Seller's Improvements to be constructed on the Property are to be substantially the same design and construction criteria as 2828 Trade Center Drive, Carrollton, Texas (the "Model") except as noted in Exhibit "C-1" ("Outline Specifications/Proposed Building #7") or as subsequently modified by the approval of both Buyer and Seller in accordance with this Agreement. Office interior improvements to the Building not set forth on Exhibit "C-1", and other improvements which Buyer desires to have constructed on the Land, shall be designed by Buyer in accordance with the terms of this Agreement. The Seller's Improvements and Office Improvements (as defined in Section 4 of this Agreement) are collectively referred to in this Agreement as the "Improvements." The construction and site work required in connection with the Seller's Improvements are collectively referred to in this Agreement as the "Project."

         2. CONSTRUCTION DRAWINGS AND SPECIFICATIONS FOR SELLER'S IMPROVEMENTS.

         a. Seller shall cause to be prepared at Seller's cost all detailed plans and specifications for the Seller Improvements in accordance with the Outline Plans, including, without limitation, architectural, structural, and civil; site utilities; environmental monitoring and venting equipment and fixtures; and electrical, plumbing, and mechanical drawings necessary to construct the Seller's Improvements (the "Drawings"). The Drawings shall be delivered to Buyer as soon as practicable after the execution of this Agreement subject to Buyer providing Seller with approvals concerning the various elements of the design criteria as hereinafter provided.

         b. Grounds for Buyer's disapproval of submitted Drawings shall be limited in scope to Buyer's good faith determination that such Drawings are at material variance with the Outline Plans and with the Model (to the extent the Outline Plans do not alter the Model design). Buyer and Seller contemplate that Drawings shall be prepared and submitted by Seller in stages, and Buyer's approval thereof shall be given in stages, with the result that portions of the Drawings will have received Buyer's approval before all Drawings have been completed. Buyer shall notify Seller if it determines that the submitted Drawings materially vary from the Outline Plans or from the Model design (to the extent the Outline Plans do not alter the Model design) within five (5) days after Seller's submission thereof. Submitted Drawings shall be deemed to have received Buyer's approval if they are not disapproved within five (5) days after Buyer's receipt thereof.

         c. If Buyer disapproves the submitted Drawings on the grounds that such Drawings materially vary from the Outline Plans or from the Model design (to the extent the Outline Plans do not alter the Model design), Buyer shall in its notice to Seller include the element(s) of the Drawing that it disapproves and the reason for Buyer's determination that a material variance exists. Seller shall within five (5) days after receipt of Buyer's notice of its disapproval or proposed change in the Drawings to advise Buyer whether Seller concurs with Buyer's determination and, if not, the grounds for Seller's determination. If Seller concurs with Buyer's determination, Seller shall cause the Drawings to be corrected in accordance with Buyer's determination and no adjustment of the Purchase Price shall result. If Seller does not concur, the parties shall diligently and in good faith attempt to resolve their difference of opinion, and if they are unable to do so within five (5) business days after Seller notifies Buyer of Seller's disagreement with Buyer's determination, either party shall thereafter have the right to submit their dispute to mediation or arbitration in accordance with the terms of this Agreement. Seller shall be deemed to have concurred in Buyer's determination that the submitted Drawings materially vary from the Outline Plans or from the Model design (to the extent the Outline Plans do not alter the Model design) if Seller shall fail to notify Buyer of Seller's position within five (5) days after receipt of Buyer's notice to Seller of its determination.

         d. Since it is agreed to be in the best interest of both Buyer and Seller in order to expedite completion of construction, as portions of the Drawings are approved representing construction documents for initial phases of site work and construction, Buyer authorizes Seller to commence site work and construction of the Project in accordance with the approved Drawings prior to receiving final approval of the entire set of completed Drawings for the Seller's Improvements. In the event that Buyer proposes an Optional Item Election (hereafter defined) that affects a previously approved Drawing such that completed work must be redesigned and/or reworked, Buyer understands and agrees that Seller may not be able to suspend construction and/or incorporate such disapproval or change without the additional cost of reworking the then existing construction so affected, and such cost shall be added to the construction cost.

         e. In addition to assuring the conformance of submitted Drawings with the Outline Plans and the Model design (to the extent the Outline Plans do not alter the Model design), Buyer shall have the right during preparation and review of the submitted Drawings, through 5:00 p.m., CDT, August 20, 1999, to elect (the "Optional Item Election") to incorporate the "Optional Items" scheduled on Exhibit "C-1," or any other change in Project scope which Seller, in its discretion, elects to consider, into the Outline Plans and Drawings. The Optional Item Election shall be made by written notice to Seller specifying Buyer's election. Seller shall within five (5) days after receipt of Buyer's notice of an Optional Item Election advise Buyer of the effect of such proposed change in Project scope on construction costs and reduction and/or addition of time to complete construction in accordance with the procedures for Optional Item Statements described in subparagraph f. Buyer shall within five (5) days following receipt of such notice notify Seller of its approval or disapproval of such change(s), if any. If Buyer approves the change(s), Seller shall incorporate the Optional Item Election into the Drawings, project schedule, and construction cost, and corresponding changes shall be made to the Purchase Price, Required Completion Date, and/or Fixturing Date, as more particularly provided in subparagraph g., below. If Buyer disapproves, Buyer shall be deemed to have withdrawn the Optional Item Election.

         f. Seller shall provide Buyer for its approval a statement of cost and schedule impact (the "Optional Item Statement") to incorporate the Optional Item Election into the Seller's Improvements. Such statements shall include:

         i) a true and exact copy of the quotation received by Seller from the General Contractor and its sub-contractor (if applicable) in order to construct the requested change. Such quotation shall provide detail of the various components of the Project affected by the change and the corresponding cost of construction. The portion of the cost attributable the General Contractor's profit and overhead shall be limited to a maximum of six percent (6.0%) of its cost to construct such change; plus,

         ii) if applicable, the actual cost to design and incorporate the change into the Drawings as such cost is received from the affected design discipline(s) required; plus,

         iii) if applicable, any added cost of interest payable by Seller attributable to extension of the Closing Date in order to incorporate the change, including an estimate of the added time necessary to construct the Optional Item in question, or to principal funding of additional construction costs; plus,

         iv) a construction management fee equal to the total cost of i) and ii) above times three and twenty five hundredths percent (3.25%).

The parties agree that in order to facilitate the calculation of item i) and ii) adjustments and schedule impacts of requested changes to the Project, the reasonable determination of the Project's General Contractor as to cost differential and construction completion, as determined pursuant to the provisions of the General Contract relating to change orders, shall be binding on the parties (in the absence of fraud or collusion).

         g. If Buyer shall confirm an Optional Item Election:

         i) The Purchase Price shall be adjusted on a dollar-for-dollar basis on account of any cost differential determined in accordance with subparagraph f, provided Buyer shall have approved the statement of additional costs and the change in the Drawings or Seller's Improvements giving cause for such adjustment;

         ii) Any change in the Purchase Price resulting from an Optional Item Election shall be reflected in the annual base rent payable under any lease of the Building entered into by Buyer and Seller by multiplying the revised Purchase Price, less a credit for amounts reimbursed to Seller prior to commencement of the lease, by 10.5% (such revised base rent being herein referred to as the "Recapitalized Rent");

         iii) Any added time necessary to construct the Optional Item in question shall be incorporated into the Project schedule and extend the Required Completion Date and/or Fixturing Date (each of which extensions is hereafter referred to as an "Extension"); and

         iv) Changes contemplated by the Optional Item Election shall be deemed to be a part of the Seller's Improvements.

         3. SELLER'S IMPROVEMENTS. Seller shall enter into a contract (the "Construction Contract") with Bob Moore Construction, Inc. (the "General Contractor") for the construction of Seller's Improvements. Seller shall at its sole cost and expense and in a good and workmanlike manner administer and coordinate the construction of Seller's Improvements pursuant to the terms of this Construction Agreement, the Drawings, and all applicable building, plumbing, electrical and fire codes, laws, ordinances, rules, and the terms and provisions of any restrictive covenants or deed restrictions applicable to Seller's Improvements (collectively, such legal standards administered and enforced by public authorities being hereafter called the "Legal Requirements").

         4. OFFICE IMPROVEMENTS.

         a. The Buyer may choose to add office and other improvements to the scope of the Project that are not included in Exhibit "C-1" (the "Office Improvements"), provided that cost and schedule impacts resulting from such change of scope are approved as provided in this Section 4. Seller and Buyer shall cooperate in good faith at all stages of design and construction to promote the efficient and expeditious design and construction of the Office Improvements in accordance with the Drawings for the Office Improvements and the terms of this Agreement. The Office Improvements shall be performed at Buyer's cost, payable in accordance with the terms of the construction contract therefor. Seller and Buyer have discussed the possibility of Seller managing the construction of the Office Improvements in addition to the Seller's Improvements, but Buyer has not determined as of the date of this Agreement to engage Seller for that purpose. If Buyer shall engage Seller, Buyer and Seller shall amend this agreement to provide for Seller's management of the construction of the Office Improvements in substantial conformance with the terms of this Agreement, based on project-specific design review, economics, and scheduling agreements. If Buyer shall not engage Seller for construction of the Office Improvements, Buyer's contractor shall be subject in all respects to the terms of Section 8 of this Agreement relating to access to the premises prior to completion of Seller's Improvements.

         b. In order to incorporate the Office Improvements into the Seller's Improvements, Buyer may at Buyer's cost utilize the services of Seller's Project Architect (herein so-called) and mechanical and electrical engineer or may, subject to Seller's reasonable approval, cause the plans for Office Improvements to be prepared by another registered professional architect and mechanical and electrical engineer. In the event Buyer selects another architect and/or mechanical and electrical engineer, Buyer shall be responsible for the reasonable actual cost (if any) of Seller's architect and mechanical and electrical engineer to redraw the Drawings in order to conform them with the Office Improvements (excluding, however, Office Improvement plan review costs), such cost to be reimbursable to Seller within twenty (20) days of Buyer's receipt of statements therefor. Buyer shall furnish detailed plans and specifications of the Office Improvements (the "Buyer's Drawings") to Seller for Seller's review as soon as reasonably possible following the date of this Agreement. Seller shall within ten (10) business days after Buyer furnishes such Buyer's Drawings provide Buyer with a statement identical in scope to an Optional Item Statement describing the cost and schedule impact (if any) of the Office

Improvement Drawings on the construction of Seller's Improvements, to the extent the Office Improvement Drawings are not in conformance with, or require material alteration of, the Seller's Improvements. If Seller determines that there will be no change in the scope of Seller's Improvements based on Buyer's Drawings, Seller shall notify Buyer within ten (10) days of receipt of Buyer's Drawings. If Seller fails to notify Buyer within such ten (10) day period, Seller shall be deemed to have determined that the Office Improvements, as contemplated in Buyer's Drawings, shall have no impact on Seller's Improvements. If Seller notifies Buyer within such ten (10) day period with a statement of cost adjustment or delay attributable to the impact of the Office Improvements on Seller's Improvements, Buyer may either (i) approve the cost or schedule adjustment, in which case the Buyer shall give notice thereof to Seller and the terms of Section 2g of this Agreement shall apply with respect to corresponding price and schedule adjustments, or (ii) disapprove of the cost or schedule adjustment, in which event Buyer shall provide notice to Seller that describes the reason(s) for such disapproval and requesting Seller to re-price the cost based upon a change in Buyer's Drawings to be provided by Buyer with ten (10) days or eliminate all or the portion of the Office Improvements necessitating the cost or schedule adjustment from the scope of work proposed by Buyer for the Office Improvements. The process described above shall be repeated again, if necessary, until the Office Improvements have been approved or eliminated by Buyer and Seller shall have approved the conformance of the Office Improvements with Seller's Improvements.

         5. COMPLETION VERIFICATION AND PUNCH LIST.

         a. Seller shall notify Buyer on or before forty five (45) days prior to the estimated Substantial Completion Date of the Seller's Improvements. Seller shall reconfirm the Substantial Completion Date at least ten (10) days prior to such date. When Seller shall determine that the Seller's Improvements are Substantially Completed, Seller, Buyer, and any professionals retained by Buyer to inspect the Project and the Project Architect, and General Contractor shall meet at the premises within five (5) business days after Seller's notice to conduct an on-site inspection of the Seller's Improvements, or portions thereof which have been completed, and to prepare a punch list.

         b. If there is no disagreement between the parties as to Substantial Completion, then (i) Seller, Buyer, and the General Contractor shall sign the punch list prepared by the Project Architect and Seller shall cause all such punch list items to be completed within thirty (30) days thereafter and (ii) the Project Architect shall sign the certificate of substantial completion as provided in the industry standard AIA documents in accordance with the Construction Contract and deliver a signed copy to all parties within five (5) days after such inspection.

         c. After the Substantial Completion Date the Project Architect shall prepare and maintain a detailed written punch list of all completions, corrections, and repairs to be made to the Seller's Improvements based on such inspection and a copy of such punch list shall be delivered to Seller, Buyer and the General Contractor. If any items which are not normal punch list items require correction, repair or replacement, including, without limitation the Correction Work (hereinafter defined), then the Seller Improvements shall not be deemed Substantially Complete. After all such work which does not constitute normal punch list items has been completed, then the parties shall meet again to inspect the Seller's Improvements and prepare a final punch list.

As used herein, the term "Correction Work" shall mean all replacement, retrofitting, or other restorative or corrective work required in order to bring any portion of the Seller's Improvements into substantial conformance with the Drawings, the Construction Contract, or other standards applicable to such improvements pursuant to this Agreement.

         d. Buyer reserves the right to make a punch list in addition to the Project Architect's punch list within ten (10) days after first occupancy which shall be submitted to Seller and the General Contractor and Seller agrees to cause General Contractor to repair or bring to completion the items required by such punch list as soon as possible provided, however, Buyer shall pay for the cost of repairing, correcting or replacing those items on Buyer's punch list that were caused by Buyer and/or its contractors, representatives or invitees.

         e. Subject to obtaining access to the Building for such purpose, Seller shall complete the punch list items within thirty (30) days after execution of the punch list (or, with respect to any punch list item not reasonably subject to completion within such period, such longer period, not to exceed ninety (90) days in any event) as completion reasonably requires, provided Seller shall pursue completion with commercially reasonable diligence) and notify Buyer and the Project Architect upon such completion. The Buyer and Project Architect shall arrange for a joint inspection of the Building for the purpose of determining whether punch list items are in fact complete. In the event Buyer and the Project Architect shall approve Seller's completion of the punch list items, the Seller's Improvements shall be deemed to be finally complete. Seller's obligations to attain final completion shall be subject to Buyer Delays and Force Majeure Delays.

         f. After final completion of the Seller's Improvements and verification as provided in this Agreement, Buyer agrees to execute a letter acknowledging and accepting the Seller's Improvements as fully completed, subject to applicable warranties under the Construction Contract(s), and Seller agrees to assign to Buyer the rights (without assumption by Buyer of any obligations) in and to the Construction Contract, subject to a reservation of rights to enforce warranty rights to the extent required by this Construction Agreement.

         6. CLOSING DATE.

         a. The Closing Date shall be ten (10) days from the Substantial Completion Date of Seller's Improvements. As used herein the term "Substantial Completion Date" shall mean the date all of the following events ("Substantial Completion") have occurred:

         i) Seller obtains and delivers to Buyer a Certificate of Occupancy from the City of Carrollton, Texas with respect to the Seller's Improvements (or the portions of such improvements for which municipal inspections and approvals are required by law);

         ii) Access to the Project by vehicle from two dedicated public streets onto the parking lot associated with the Building shall be available without unreasonable restriction;

         iii) The Project Architect shall have issued his certificate of substantial completion for the Seller's Improvements pursuant to the Construction Contract, or otherwise certified substantial completion of Seller's Improvements by commercially reasonable means.

         b. Notwithstanding anything herein to the contrary, any one or more of the following shall constitute "Buyer Delay" effecting a day-for-day extension of the Required Completion Date and Fixturing Date (if applicable) and subjecting Buyer to the penalties set forth in Section 6 of the Purchase and Sale Agreement:

         i) Buyer's request for change orders whether or not any such change orders are actually performed, to the extent such change order requests delay completion of the Seller's Improvements beyond the Required Completion Date or readiness of the premises for fixturing purposes at the Fixturing Date; or

         ii) Change orders requested by Buyer, incorporation of which into the Seller's Improvements would delay completion of the Seller's Improvements beyond the Required Completion Date or readiness of the premises for fixturing purposes at the Fixturing Date, to the extent such Change Orders are actually performed (as reasonably determined by the Project Architect); or

         iii) Buyer's delay in reviewing, revising, producing, or approving Drawings or other plans and specifications or construction documents beyond the periods set forth in this Agreement; or

         iv) Buyer's delay in providing information critical to the normal progression of the Project. Buyer shall provide such information as soon as reasonably possible, but in no event longer than three (3) business days after receipt of such request for information from the Seller; or

         v) Buyer's failure to comply with any deadline specified in this Agreement or Purchase and Sale Agreement to the extent such failure causes a delay in completion of the Seller's Improvements beyond the Required Completion Date or readiness of the premises for fixturing purposes at the Fixturing Date, as determined in the Project Architect's reasonable judgment; or

         vi) Buyer's or Buyer's contractor's or agent's interference with the progress of work at the site after gaining entry to the site, whether such entry is made with or without Seller's permission pursuant to this Agreement, in violation of the requirements of Section 8 of this Construction Agreement; or

         vii) Any other act or omission by Buyer, its agents, contractors or persons employed by any of such persons to the extent such act or omission causes a delay in completion of the Seller's Improvements beyond the Required Completion Date or readiness of the premises for fixturing purposes at the Fixturing Date, as determined in the Project Architect's reasonable judgment.

         As used herein, the term "Required Completion Date" is defined as set forth in Section 7, below.

         No Buyer Delay shall be deemed to have occurred until Seller delivers notice of the action or inaction which constitutes a Buyer Delay and Buyer fails to cure such action or inaction within two (2) business days following delivery of such notice. Such notice should be delivered to the following persons at the following facsimile number(s), and shall be deemed to have been delivered if sent by facsimile transmission with a regularly produced record of successful transmission:

                       Home Interiors & Gifts, Inc.
                       4550 Spring Valley
                       Dallas, Texas 75244-3705
                       Attention: General Counsel
                       Phone: (972)  386-1084
                       Facsimile: (972) 386-1106

         7. COMPLETION DEADLINE. Seller agrees that it will cause the Substantial Completion of the Seller's Improvements on or before April 21, 2000, subject to Buyer Delays, Force Majeure Delay, and Extensions (as extended, the "Required Completion Date"). As used herein, the term "Force Majeure Delay" shall mean a delay which is the result of a strike, fire or other casualty, adverse weather conditions preventing progress of the work, to the extent such conditions persist, in the aggregate, over a period exceeding twenty two (22) "bad weather" days, governmental preemption of priorities or other controls in connection with a national or other public emergency, inability to obtain necessary materials by reason of unforeseeable materials shortages or disruptions in logistics or distribution networks caused by Year 2000 computer or network malfunctions, shortages of fuel, supplies or labor resulting therefrom, the necessity for governmental approvals of plans and specifications and/or inspections of the Improvements to the extent the aggregate periods for such approvals and/or inspections extend beyond the period contemplated therefor to complete the Project, or any other cause beyond Seller's reasonable control which is characterized as a force majeure item in the Construction Contract.

         In the event that any of the following conditions shall exist, and Seller shall fail to cure such default within fifteen business days following Buyer's written notice of default, Seller shall be deemed to have committed a material breach of this Construction Agreement if:

         a. The General Contractor (or any successor general contractor with which Seller may contract to complete the Seller's Improvements) shall persistently or repeatedly refuse or fail to supply enough properly skilled workers or proper materials to maintain the construction schedule for the Seller's Improvements for any reason other than Buyer Delay or Force Majeure Delay;

         b. The General Contractor (or any successor general contractor with which Seller may contract to complete the Seller's Improvements) shall persistently disregard laws, ordinances, or rules, regulations or orders of any public authority having jurisdiction after notice of such disregard shall have been provided by a public authority; or

         c. Failure by Seller to cause construction of Seller's Improvements by the General Contractor (or any successor general contractor with which Seller may contract to complete the

Seller's Improvements) to conform with the Drawings and the terms of this Construction Agreement, where such failure shall be repetitive and willful, negligent, or reckless on Seller's part.

Following Seller's failure to cure a material breach of this Construction Agreement following Buyer's notice as required herein, Buyer shall have the right to terminate this Construction Agreement and receive a refund of the Earnest Money and Construction Security, the Purchase and Sale Agreement, and pursue such remedies as may be available to Buyer at law or in equity.

         8. ACCESS BY BUYER PRIOR TO CLOSING DATE.

         a. Buyer and Buyer's construction representative shall have the right to inspect and monitor the construction of the Seller's Improvements subject to the terms of this Agreement. If after any such inspection, Buyer determines that Correction Work is necessary, Buyer shall promptly notify Seller, specifying the Correction Work. Seller shall investigate the identified Correction Work and cause it to be remedied if Seller concurs with Buyer. If Seller disputes that the Correction Work requires correction, Seller shall notify Buyer within ten
(10) days of receipt of Buyer's notice and if the parties are unable to resolve their differences concerning the Correction Work within a period of fifteen (15) days thereafter, either party shall thereafter have the right to submit the dispute to mediation in accordance with the terms of this Agreement.

         b. Seller shall permit Buyer and its agents to enter the Project when, in the reasonable determination of the General Contractor, such entry shall not impede the progress of the construction of the Improvements (or earlier upon Seller's reasonable determination that such entry will not interfere with the progress of Seller's Improvements) to commence construction of the Office Improvements or install fixtures and equipment (collectively, "F&E"). Seller and Seller's contractors and agents shall work in harmony with Buyer and its agents, subject to the terms of this section 8 pertaining to Buyer's duties in connection with construction entry. Notwithstanding the foregoing, Seller agrees to permit Buyer access to the premises for F&E installation on or before sixty
(60) days in advance of the Substantial Completion Date projected by Seller (the "Fixturing Date"), but no later than February 21, 2000 (as such date may be extended by Force Majeure Delay, Buyer Delays, or Extensions). The interior of the Building shall be sheltered from the elements from and after the Fixturing Date. Buyer's contractors and agents shall be permitted to utilize the same power system utilized by the General Contractor for construction period power, at Buyer's cost, and to park their vehicles without charge in the same parking areas as the General Contractor's subcontractors in the vicinity of the building site.

         c. Buyer's access to the premises shall be on a basis which creates the most minimal disruption of the progress of construction of the Seller's Improvements. Any such permission shall constitute a license only, conditioned upon Buyer and Buyer's representatives, agents and consultants working in harmony with Seller and Seller's agents, contractors, workmen, mechanics and suppliers, obtaining in advance Seller's reasonable approval of the contractors proposed to be used by Buyer, and furnishing Seller with such insurance as Seller may reasonably require against liabilities which may arise out of such entry. Seller shall have the right to withdraw such license upon twenty-four
(24) hours' written notice to Buyer if such entry unreasonably interferes with Seller's construction of the Improvements. Seller shall not be liable in any way for any injury, loss or damage which may occur to any of Buyer's property or installations in the Building or at the Property prior to the Closing Date, and Seller agrees to cooperate with Buyer in securing Buyer insurance of such risks through appropriate policies of insurance. Buyer shall protect, defend, indemnify and save harmless Seller from all liabilities, costs, damages, fees and expenses arising out of the activities of Buyer or its agents, contractors, suppliers or workmen on the Project. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Purchase and Sale Agreement.

         9. APPROVALS. Except as otherwise expressly provided herein, in any instance where Seller's or Buyer's approval is required hereunder, if Seller or Buyer fails to deliver written disapproval and specifics of such disapproval as required and within the time period provided, then such party shall be deemed to have given the required approval, provided that no approval shall ever be deemed to have been given to any feature of plans and specifications which does not conform with Legal Requirements.

         10. ADDITIONAL CLOSE-OUT DOCUMENTATION. Notwithstanding anything to the contrary contained in this Agreement, in addition to any other requirements set forth herein, Seller shall deliver to Buyer all of the following as soon as possible following final completion of the Seller's Improvements:

         a. Assignments of the originals or copies of operation and maintenance manuals received from the General Contractor for all building systems serving the premises.

         b. The originals or copies of the Construction Contract and architectural contract provisions relating to design and construction of the Seller's Improvements, and all guarantees and warranties obtained by Seller in connection with the construction of the Office Improvements.

         c. An assignment of as-built plans and specifications for the Seller's Improvements (the cost of which shall be part of the cost of the Seller's Improvements).

         d. A list of the name, address and telephone number all contractors and subcontractors that have supplied labor or furnished a major component of materials or equipment to the premises on behalf of Seller.

         11. CHANGES. If Buyer requests a change, alteration or addition, other than Correction Work, after the Drawings for Seller's Improvements have been approved, including, without limitation, a change in the appearance of the Building materials specified by the Drawings, it shall submit the same in writing to Seller. The General Contractor shall provide Buyer and Seller with an estimate of the cost of such change and the additional time required to implement the change and, upon receipt of same, Buyer shall have three (3) business days to elect whether to proceed with such change and any extension of construction time that may be required. If Buyer elects to proceed, the General Contractor shall incorporate the change into the Final Plans by change order procedures required under the Construction Contract. In such event, the approved change order shall be treated as an approved Optional Item Election, and all of the adjustments set forth in Section 2.g. of this Construction Agreement shall be made accordingly. If Buyer elects not to make such change, then it shall immediately notify Seller and construction shall proceed in accordance with the approved Drawings without incorporation of such change.

         12. RESOLUTION OF CONSTRUCTION-RELATED DISPUTES.

          Disputes between the parties concerning the interpretation or application of this Agreement or any matter relating to the subject matter of this Agreement shall be submitted to mediation on an expedited basis following demand by either party, unless the parties shall mutually agree otherwise, and shall take place in Dallas, Texas, utilizing a mutually approved mediator, or, if the parties are unable to reach agreement as to an acceptable mediator within three (3) business days after a party's notice of submittal to mediation, then utilizing a mediator appointed by the President of the Dallas Chapter of SIOR. The parties shall use their best good faith efforts to cause the mediation to occur no later than fifteen (15) business days after a party's demand for mediation. Each party shall pay its own attorneys' fees and costs of the mediator's services shall be paid in equal shares by the parties.

         In the event that the parties are unable to resolve their disputes through mediation within forty five (45) days after a party's initial demand for mediation, such remaining disputes shall be submitted to binding arbitration ("Binding Arbitration") before a single arbitrator. The Binding Arbitration shall be conducted under the rules for construction-related disputes of the American Arbitration Association on an expedited basis, unless the parties shall mutually agree otherwise, and shall take place in Dallas, Texas. The arbitrator shall have the discretion to award attorneys' fees and arbitration costs to either party based on facts in evidence, but in the absence of such an award, each party shall pay its own attorneys' fees and arbitration costs shall be paid in equal shares by the parties.

                                  EXHIBIT "C-1"
              PURCHASE AND SALE AGREEMENT BETWEEN SELLER AND BUYER

                            PROJECT MODEL                  OUTLINE SPECIFICATIONS                  OPTIONAL ITEMS
                        2828 TRADE CENTER DR.               PROPOSED BUILDING #7                  NOT NOW INCLUDED
       FEATURE               BUILDING #6                    SELLER'S IMPROVEMENTS             IN SELLER'S IMPROVEMENTS
                   --------------------------------- ------------------------------------ ----------------------------------
     1.  PURCHASE                                    Original quote      $17,782,000
           PRICE:                                    + Buyer Elections   $ 1,572,974
                                                                         -----------
                                                     Total PP            $19,354,974

                                                     All cash at Closing. Plus a
                                                     contingency amount to be
                                                     determined not to exceed
                                                     $75,000 that is equal to
                                                     the added cost of pumping
                                                     concrete and/or utilizing
                                                     lime stabilization to
                                                     construct the floor slab
                                                     and site paving.
                   --------------------------------- ------------------------------------ ----------------------------------
      2.  EARNEST                                    Due at Signing     $ 250,000
   MONEY DEPOSIT:                                    Sub Installments   $ 500,000
                                                                        ---------
                                                     Total Deposit      $ 750,000
                                                     Construction Sec   $ 700,000
                                                                        ---------
                                                     Net Earnest Money  $  50,000
                   --------------------------------- ------------------------------------ ----------------------------------
        3.  TITLE                                    Republic Title of Texas
         COMPANY:
                   --------------------------------- ------------------------------------ ----------------------------------
     4. BUILDING   A newly constructed concrete      Same as Model. Except wall panels
     DESCRIPTION:  tilt-wall (9 1/4" thick) facility are currently proposed to be 8"
                   designed for either               thick due to advanced engineering
                   front-loading or cross-dock       programs.
                   loading capability.
                   --------------------------------- ------------------------------------ ----------------------------------
     5.  FLEXIBLE  Single or multiple                Same as Model.  Except includes
 BUILDING DESIGN:  occupancies.  Land area to        five (5) arcade panels with
                   accommodate large office          recessed soffits.
                   areas.  Structure and utility
                   services to support a wide
                   variety of manufacturing,
                   assembly, distribution and
                   warehouse operations.  Clear
                   height available for 2nd floor
                   offices.  Four arcade entrance
                   panels at main office areas
                   with soffits to provide
                   distinctive corporate appeal.

                   Depth of 480' is designed to
                   provide column free 60' staging
                   areas at truck doors and dual
                   160' long efficient forklift
                   runs.

                   Column spacing of 51'
                   perpendicular to truck doors is
                   designed to accommodate a range
                   of equipment from narrow isle
                   to traditional forklift 12'
                   isles and 40' column spacing
                   parallel to truck doors will
                   generally provide that columns
                   fall in the 12" chase between
                   racks.
                   --------------------------------- ------------------------------------ ----------------------------------
     6. BUILDING   709,920sf total (1,479 feet by    659,340sf total with mezzanine
        SIZE:      480 feet deep). Wall length is    (per Exhibit A dimensions).
                   3,918 lineal feet and equals an
                   efficiency ratio of 1 lineal
                   foot of wall producing 181 square
                   feet of building.
                   --------------------------------- ------------------------------------ ----------------------------------
  7. EXPANSION:




                   --------------------------------- ------------------------------------ ----------------------------------
   8. LAND AREA:   32.59 acres - 1,420,056 square    29.62 acres - 1,290,247 square       Additional land is available.
                   feet (1,273,259sf net) fronting   feet net (16,988sf more - net)
                   Trade Center Dr. and Commodore    fronting Frankford Road and          There is an approximate 13.68
                   Drive. Coverage ratio of 50%.     Commodore Drive. Coverage ratio of   acres or 595,849sf remaining
                   Extra land (up to 45 acres) is    48.7777%. Extra land                 that adjoins the site on the
                   available.                        (approximately up to 13.68 acres)    east.
                                                     is available, though all
                                                     indications are that the planning    All or part (dependent upon
                                                     process has proceeded to the point   remainder) of this site can be
                                                     that the building site is in final   delivered with the proposed
                                                                                          project.
                   --------------------------------- ------------------------------------ ----------------------------------

                                  EXHIBIT "C-1"
              PURCHASE AND SALE AGREEMENT BETWEEN SELLER AND BUYER

                            PROJECT MODEL                  OUTLINE SPECIFICATIONS                  OPTIONAL ITEMS
                        2828 TRADE CENTER DR.               PROPOSED BUILDING #7                  NOT NOW INCLUDED
       FEATURE               BUILDING #6                    SELLER'S IMPROVEMENTS             IN SELLER'S IMPROVEMENTS
                   --------------------------------- ------------------------------------ ----------------------------------
                                                     configuration.                       No addition to purchase price
                                                                                          for added trailer space (1) and
                                                                                          five foot (5') expansion on
                                                     In order to include additional       eastern boundary as shown on
                                                     land into the Re-Plat of the Land    Exhibit A.
                                                     and to finalize the amount of land
                                                     to be purchased by Buyer, Buyer      Price is $2.75psf for the entire
                                                     must notify Seller not later than    site (except as provided in
                                                     ten (10) business days following     preceding sentence) if known at
                                                     execution of the Purchase and Sale   time of Purchase Agreement and
                                                     Agreement if it desires to           closed at same time as Building.
                                                     incorporate this item into
                                                     Seller's Work.
                   --------------------------------- ------------------------------------ ----------------------------------
     9. OFFICE &   Shell condition. Interior         Add a 30,000sf mezzanine for the
      FINISH OUT:  finish and shell modifications    addition of 60,000sf (+/- 15%) of
   BUYER ELECTION  to accommodate requirements       office area.
                   provided on a Build-to-Suit       The cost to add the mezzanine is
                   basis.
                                                     Total Add High             $565,344
                   --------------------------------- ------------------------------------ ----------------------------------
10.     CLEARANCE  30 Feet at 1st column line        34' Clear height at first column
          HEIGHT:  rising to 35 feet in center of    rising to 37'9" in center of
   BUYER ELECTION  building.                         building.

                                                     Add               $172,716
                                                     --------------------------
                   --------------------------------- ------------------------------------ ----------------------------------
        11. FIRE   Early Suppression Fast Response   Same as Model.
      PROTECTION   (ESFR) system with 1500gpm --
          SYSTEM:  100hp fire pump and 10gpm -
                   10hp jockey pump.
                   --------------------------------- ------------------------------------ ----------------------------------
       12.  SMOKE  Roof mounted fans each            Add to provide 4 air changes per
     VENTILATION:  producing 30000cfm and            hour. Added cost is:
   BUYER ELECTION  providing 3 air changes/hr.       10 Fans - $5,200ea = $52,000
                   --------------------------------- ------------------------------------ ----------------------------------
13.   ELECTRICAL:  Underground 277/480 Volt, 3                                            Add a 110v outlet at every other
                   Phase, 4 Wire system by TU                                             column.
                   Electric. Currently served by                                          Add 78 - Outlets @ $335ea =
                   one transformer location at                                            $26,130
                   middle of building.  Empty
                   conduits are located                                                   (Cost includes feeders, panel
                   underground at two (2)                                                 and switches.)
                   additional entry points to
                   accommodate additional                                                 [Owner elected not to include in
                   transformers.  Dual feed                                               pricing.]
                   electrical service is available
                   at this location.
                   --------------------------------- ------------------------------------ ----------------------------------
14.  NATURAL GAS:  Lone Star Gas provides a 2 inch   Same as Model.
                   underground line. Main trunk
                   line is 3 inches.
                   --------------------------------- ------------------------------------ ----------------------------------
      15.  WATER:  Provided by City of Carrollton    Same as Model.
                   through 2 inch domestic line &
                   8 inch fire line. Main trunk
                   line is 12 inches - Static
                   102psi, Residual 88psi, 3054gpm
                   (6/96).
                   --------------------------------- ------------------------------------ ----------------------------------
    16. SANITARY   Sanitary sewer lines into         As shown on the Preliminary Plans.
           SEWER:  building at several locations
                   in order to accommodate restrooms
                   and drain locations throughout
                   the building by sawcutting floor
                   to sewer taps.
                   Main trunk line serving the
                   land is 12 inches.
                   --------------------------------- ------------------------------------ ----------------------------------
17. STORM SEWER:   8" diameter interior roof         Add "Site Drainage" to provide a
                   drains on west side of building   complete underground system in
   BUYER ELECTION  with underground collection       lieu of some previously proposed
                   system and a collection box       surface flow.
                   gutter and
                   --------------------------------- ------------------------------------ ----------------------------------

                                  EXHIBIT "C-1"
              PURCHASE AND SALE AGREEMENT BETWEEN SELLER AND BUYER

                            PROJECT MODEL                  OUTLINE SPECIFICATIONS                  OPTIONAL ITEMS
                        2828 TRADE CENTER DR.               PROPOSED BUILDING #7                  NOT NOW INCLUDED
       FEATURE               BUILDING #6                    SELLER'S IMPROVEMENTS             IN SELLER'S IMPROVEMENTS
                   --------------------------------- ------------------------------------ ----------------------------------
                   downspout system on               Add:              4,460lf of pipe
                   east side.  Exterior downspouts                      $61,540
                   are recessed into the exterior
                   wall reduce potential for
                   damage and reduced maintenance.
                   --------------------------------- ------------------------------------ ----------------------------------
  18.  TELEPHONE:  "Smart Park" designation by GTE   Same as Model.
                   providing underground high
                   capacity copper and fiber optic
                   lines with redundant self healing
                   central switching.
                   --------------------------------- ------------------------------------ ----------------------------------
19.  TRUCK DOORS:  150 total (additional doors can   Add 1 - 12' x 14' door with
                   be added) & 1 oversized           drive-in ramp.
   BUYER ELECTION  drive-in door. Doors are 9 x 10   Add 1 Ramp                 $11,500
                   feet high lift sectional made     Add Larger Door            $   795
                   of 24 gauge galvanized steel &                               -------
                   painted.                          Total                      $12,295
                   --------------------------------- ------------------------------------ ----------------------------------
20.    TRUCK DOOR  None.                             Add:
       EQUIPMENT:                                    Rite Hite 30,000lb Leveler
                                                                            $ 2,992ea
   BUYER ELECTION                                    Frommelt Dock Seal
                                                                            $   645ea
                                                     Rite Hite Trailer Restraint
                                                                            $ 1,284ea
                                                     Fostoria 40" Dock Light
                                                                            $    99ea
                                                     110v Outlet & Elec. Connect.
                                                                            $   313ea
                                                                            ---------
                                                     Total Gear Add/Door
                                                                            $ 5,333ea
                                                                            ---------
                                                     Total for 54 doors:
                                                                            $287,982
                   --------------------------------- ------------------------------------ ----------------------------------
 21. TRUCK APRON   130 feet on west side & a 130     Truck apron along west property      Option - Wrought Iron fence at
     AND FENCING:  feet on east side. Truck          line to be configured as shown on    $50 to 60plf.
                   approaches are 51 feet wide       Exhibit A.
                   with 8" thick concrete, 7"                                             Option - Vinyl Chain Link fence
                   thick in heavy truck traffic      Included in the Purchase Price is    at $20plf.
                   areas & 6" in light duty areas.   an allowance for fencing of
                   All areas are reinforced with     $17,500.  Savings/overruns will
                   #3's at 18"oc.                    adjust purchase price.
                   --------------------------------- ------------------------------------ ----------------------------------
22. CAR PARKING:   Separate parking area with 6      Parking for 218 cars has been
                   inch thick concrete for 188       increased to 300 spaces and the
   BUYER ELECTION  cars. Additional car parking      cost of $59,040 is included in the
                   spaces available as required.     Purchase Price.
                   Provisions made for handicap.     Add 10 Covered Spaces at $28,431
                                                     allowance. Savings/overruns will
                                                     adjust purchase price.
                   --------------------------------- ------------------------------------ ----------------------------------
       23. TOTAL   Approximately 413,138sf at a      Same as Model. Approximately
 CONCRETE PAVING:  ratio of 1sf of paving per        367,825sf + 24,600sf = 392,425sf
                   1.72sf of building area.          of paving.
                   --------------------------------- ------------------------------------ ----------------------------------
      24. COLUMN   60 foot wide staging area at      Same as Model.
         SPACING:  truck doors and 51 X 40 foot
                   spacing in the center of the
                   building using 10 inch diameter
                   steel pipe columns.
                   --------------------------------- ------------------------------------ ----------------------------------
     25. BUILDING  Dock height reinforced 4000psi                                         Add Lapidolith floor sealer =
           FLOOR:  concrete 7" thick placed with a                                        $44,290.
                   laser screed for superior
                   flatness.  Minimum floor                                               [Owner elected not to include in
                   elevation is 458 feet above sea                                        pricing.]
                   level.  The 100 year
                   --------------------------------- ------------------------------------ ----------------------------------

                                  EXHIBIT "C-1"
              PURCHASE AND SALE AGREEMENT BETWEEN SELLER AND BUYER

                            PROJECT MODEL                  OUTLINE SPECIFICATIONS                  OPTIONAL ITEMS
                        2828 TRADE CENTER DR.               PROPOSED BUILDING #7                  NOT NOW INCLUDED
       FEATURE               BUILDING #6                    SELLER'S IMPROVEMENTS             IN SELLER'S IMPROVEMENTS
                   --------------------------------- ------------------------------------ ----------------------------------
                   flood elevation is 453.2 feet.
                   --------------------------------- ------------------------------------ ----------------------------------
    26. MOISTURE   6-mil poly barrier at underside   Same as Model.
      PROTECTION:  of concrete floor of proposed
                   office areas.
                   --------------------------------- ------------------------------------ ----------------------------------
27. ENVIRONMENTAL  Sealed & passive dual service     Same as Model.
      PROTECTION:  system with a welded 60-mil
                   HDPE foundation liner to
                   prevent seepage from the
                   interior into the subsurface or
                   vice versa. System includes
                   exterior monitor ports.
                   --------------------------------- ------------------------------------ ----------------------------------
  28.  SKYLIGHTS:  4 foot by 8 foot in alternate     Same as Model.
                   bays each equipped with steel
                   security bars.
                   --------------------------------- ------------------------------------ ----------------------------------
       29.  ROOF:  A 4-ply asphalt with ballast      Same as Model.
                   system on 1 inch rigid Fesco
                   insulation board fastened to a
                   22 gauge metal deck with white
                   color on underside.
                   --------------------------------- ------------------------------------ ----------------------------------
    30.  EXTERIOR  All metal halide lighting.        Same as Model.
        LIGHTING:  Down lights at entries and wall
                   mounted 400 watt fixtures
                   providing light to car parking
                   areas & truck aprons.  Wall
                   mounted fixtures are equipped
                   with a programmable energy
                   saving feature.
                   --------------------------------- ------------------------------------ ----------------------------------
31.  LANDSCAPING:  Fully landscaped with automatic   Allowance of $126,500. Savings
                   irrigation system.                /overruns will adjust purchase
                                                     price.
                   --------------------------------- ------------------------------------ ----------------------------------
    32.  RAILROAD  Union Pacific Railroad. An        Same as Model.
         SERVICE:  easement area is provided in
                   order to extend a private spur
                   track from the main lead track
                   to the property if required in
                   the future.
                   --------------------------------- ------------------------------------ ----------------------------------
33. CONSTRUCTION   Full Geotechnical, Compaction     Same as Model.
        TESTING:   testing on fill material;
                   Concrete testing & supervision
                   on floor, walls and pavement;
                   Steel & deck inspection; and
                   Roof application inspection.
                   --------------------------------- ------------------------------------ ----------------------------------
  34.  FIRE HOSE:  None.                             Same as Model.
                   --------------------------------- ------------------------------------ ----------------------------------
35.  EXIT LIGHTS:  None.                             27 Exit Lights @ $325 each at a
                                                     cost of $8,775 is included in the
   BUYER ELECTION                                    Purchase Price.
                   --------------------------------- ------------------------------------ ----------------------------------
36. COMPLIANCE:    Shell is designed to be           Add Rescue Asst. Panel with
    BUYER ELECTION compliant upon finish out.        audible & visual alarms; $27,552.
                   --------------------------------- ------------------------------------ ----------------------------------
37.      INTERIOR  None caulked.                     Interior caulking of tilt-wall
          JOINTS:                                    joints at a cost of $7,020 is
   BUYER ELECTION                                    included in the Purchase Price.
                   --------------------------------- ------------------------------------ ----------------------------------
38.    FIRE ALARM: Flow & tamper switches and                                             Add Security System panel and
                   Monitoring Panel on ESFR and                                           alarms; $35,000 allowance.
                   Fan Control Panel.                                                     Savings/overruns will adjust
                                                                                          purchase price.

                                                                                          [Owner elected not to include in
                                                                                          pricing.]
                   --------------------------------- ------------------------------------ ----------------------------------

                                  EXHIBIT "C-1"
              PURCHASE AND SALE AGREEMENT BETWEEN SELLER AND BUYER

                            PROJECT MODEL                  OUTLINE SPECIFICATIONS                  OPTIONAL ITEMS
                        2828 TRADE CENTER DR.               PROPOSED BUILDING #7                  NOT NOW INCLUDED
       FEATURE               BUILDING #6                    SELLER'S IMPROVEMENTS             IN SELLER'S IMPROVEMENTS
                   --------------------------------- ------------------------------------ ----------------------------------
   39. WAREHOUSE   None in the shell building.       Add 1 - 250,000BTUH gas fired unit
         HEATING:                                    heater at 1 per 10,000sf includes
 BUYER ELECTION                                      electrical, gas piping & roof;
                                                     Add 64 heaters @ $3,072ea  =
                                                     $196,618
                   --------------------------------- ------------------------------------ ----------------------------------
    40. EMPLOYEE   Hollow metal doors.               Add four 7' x 9' Storefront glass
       ENTRANCES:                                    doors at $1,400ea in lieu of metal
   BUYER ELECTION                                    personnel door.  Add $5600.
                   --------------------------------- ------------------------------------ ----------------------------------
41.    LARGE FLAG  None.                             Add a 40' tall pole at $6,000,
            POLE:                                    internal halyard plus foundation
   BUYER ELECTION                                    and lighting.
                                                     $6,000 allowance. Savings/overruns
                                                     will adjust purchase price.
                   --------------------------------- ------------------------------------ ----------------------------------
42.      HELIPORT  None.                             Add $18,000 allowance.
         ON SITE:                                    Savings/overruns will adjust
   BUYER ELECTION                                    purchase price.
                   --------------------------------- ------------------------------------ ----------------------------------
43.       COVERED  None.                             Add $30,000 allowance. Savings
         AREA FOR                                    /overruns will adjust purchase
             BUS:                                    price.
   BUYER ELECTION
                   --------------------------------- ------------------------------------ ----------------------------------
    44.  RECAP OF
BUYER ELECTIONS &                                    Sub Total of Buyer Elections
          COST OF                                    Const Cost + Allowances   $1,464,078
      ADDITION TO                                    Add GC Fee on Above:      $   31,091
   PURCHASE PRICE                                    Add Const Interest on
                                                       Above:                  $   31,123
                                                     Add Const Mgmt on Above:  $   46,682
                                                     Total Addition to
                                                     Purchase Price            $1,572,974
                                                                               ----------
                   --------------------------------- ------------------------------------ ----------------------------------

                                    EXHIBIT D
                         TO PURCHASE AND SALE AGREEMENT

                          INDUSTRIAL REAL ESTATE LEASE
                            (SINGLE-TENANT FACILITY)

         THIS LEASE AGREEMENT (the "Lease") is entered into as of the ___ day of ________, 2000, between ARGENT FRANKFORD, L.P. a Texas limited partnership, ("Landlord"), and _______________________________, a _________________
corporation ("Tenant").

ARTICLE 1.      BASIC TERMS

         This Article 1 contains the Basic Terms of this Lease between the Landlord and Tenant. Other Articles and Sections of the Lease referred to in this Article 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

         SECTION 1.01. PROPERTY AND PREMISES. The Property (herein so-called) is described on Exhibit "A" attached hereto and incorporated herein for all purposes and is part of Landlord's real property industrial park development located in Carrollton, Texas known as Frankford Trade Center and described or depicted in the site plan attached as Exhibit "B" (the "Project"). The Project includes the land and the buildings and all other improvements located or to be located thereon including, without limitation the Premises (hereinafter defined) and property subsequently acquired by Landlord and incorporated into the Project. Tenant's Premises (herein so-called) includes the Property, the approximately ___________ square foot Building (herein so-called) and related Tenant Finish Out (herein so-called) located or to be located on the Property as shown on Exhibit B, described thereon as the Building Floor Plate.

         SECTION 1.02. LEASE TERM. _________ (_____) years and no months, beginning on the Commencement Date provided in the Construction Agreement (herein so-called) attached hereto as Exhibit "C," and ending on or about ________________, _________.

         SECTION 1.03. PERMITTED USES. (See Article 5) The Premises may be used only for light manufacturing, including, without limitation, selling, storing, shipping, assembling, painting, welding, fabricating products, materials and merchandise made or distributed by Tenant and its customers and for such other purposes as may be incidental thereto, including, without limitation, offices and parking.

         SECTION 1.04. TENANT'S GUARANTOR. (If none, so state)
                                                              ------------------

         SECTION 1.05. BROKERS. (See Article 14) (If none, so state)
                                                                    ------------
Landlord's Broker:
                  --------------------------------------------------------------
Tenant's Broker:
                  --------------------------------------------------------------

         SECTION 1.06. COMMISSIONS PAYABLE TO BROKERS. (See Article 14) (If none, so state)
               A.     To Landlord's Broker:       as per separate agreement
                                             -----------------------------------
               B.     To Tenant's Broker:         as per separate agreement
                                             -----------------------------------

         SECTION 1.07. INITIAL SECURITY DEPOSIT. (See Section 3.02)
                                                                   -------------

         SECTION 1.08. VEHICLE PARKING SPACES ALLOCATED TO TENANT. (Section
5.01B)
      --------------------------------------------------------------------------

         SECTION 1.09. RENT AND OTHER CHARGES PAYABLE BY TENANT.


              A. BASE RENT. __________________________________Dollars
($____________) per annum, payable in monthly installments of ____________________________ Dollars ($____________) per month for the first
_________ (_____) months, as provided below in accordance with Section 3.01 and thereafter as shown in the following table:


   TERM        BUILDING      COST OF TENANT FINISH OUT      BASE RENT          BASE RENT           MONTHLY
               BASE RENT       IN EXCESS OF BUILDING        TOTAL (PSF)                          INSTALLMENT
                 (PSF)          STANDARD ALLOWANCE
                                 (AMORTIZED) (PSF)
------------ -------------- ---------------------------- ----------------- ------------------ ------------------

 Years 1-5

------------ -------------- ---------------------------- ----------------- ------------------ ------------------

 Year 6-10

------------ -------------- ---------------------------- ----------------- ------------------ ------------------

(Base Rent includes ________________________________________Dollars
($__________) for Tenant Finish Out representing the maximum portion of the total Tenant Finish Out of ____________________________ Dollars ($___________)
allowance to be paid by Landlord; provided that the Tenant Finish Out allowance is subject to adjustment as described in Exhibit "C."

              B. ITEMS OF ADDITIONAL RENT. (i) Real property taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); and (iv) Management, Maintenance, Repairs and Alterations of the Premises (See Sections 4.05, 4.06 and Article 6).

              C. RENT. The term "Rent" shall mean Base Rent and Additional Rent.

         SECTION 1.10. RIDERS. The following Riders are attached to and made a part of this Lease: (If none, so state) Rider 1 Renewal Option
                                        ----------------------------------------

--------------------------------------------------------------------------------

         SECTION 1.11. EXHIBITS. The following Exhibits "A" through " F" are attached to and made a part of this Lease:

        Exhibit          Lease Section                                    Description
        -------          -------------                                    -----------
        A                    1.01                               Property
        B                    1.01                               Site Plan of Project and Building Features
        C                    2.02                               Construction Agreement
        D                    5.03B.                             Permitted Hazardous Materials
        E                    11.02                              Subordination, Nondisturbance and Attornment
                                                                Agreement
        F                    11.05A.                            Estoppel Certificate
        G                    13.03D.                            Landlord's Disclaimer and Consent

ARTICLE 2.  LEASE TERM

         SECTION 2.01. LEASE OF PREMISES FOR LEASE TERM. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term and for any renewal term(s) the option for which is exercised by Tenant pursuant to the Renewal Option Rider (if any) described in Section 1.10. The Lease Term is for the period stated in Section 1.02 above and shall begin on the date specified in Section 1.02 above, unless the beginning of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.02 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

         SECTION 2.02. CONSTRUCTION OF TENANT FINISH OUT. Landlord will construct or cause to be constructed the Building and related Tenant Finish Out in the Property in accordance with the terms of Exhibit "C".

         SECTION 2.03. EARLY OCCUPANCY. If Tenant occupies the Premises prior to the Commencement Date as permitted by Exhibit "C," Tenant's occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the expiration date of this Lease.

         SECTION 2.04. COMMENCEMENT DATE. The Commencement Date shall be the date of Substantial Completion of the Building and related Tenant Finish Out as described on Exhibit "C," but in no event shall the Commencement Date be prior to ______________. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Target Date (as defined in Exhibit "C"). Landlord's nondelivery of the Premises to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except to the extent expressly provided in Exhibit "C" with respect to extension of the Commencement Date under certain circumstances. Following the Commencement Date, Tenant shall, if requested by Landlord, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease as determined in accordance with the terms of Exhibit "C".

         SECTION 2.05. HOLDING OVER. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Premises; such damages to include, without limitation, an amount equal to the sum of (i) One Hundred Fifty Percent (150%) of the amount of the Rent for the entire holdover period, plus (ii) all reasonable attorneys' fees and other expenses incurred by Landlord in enforcing its rights under this Lease. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts Rent from Tenant, Tenant's occupancy of the Premises shall be a "month-to-month" tenancy, subject to all of the terms of this

Lease consistent with a month-to-month tenancy, except that Rent then in effect shall be increased to One Hundred Fifty Percent (150%) of the amount of the Rent.

ARTICLE 3.  BASE RENT

         SECTION 3.01. TIME AND MANNER OF PAYMENT. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Section 1.09A above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, the Base Rent shall be due and payable, and Tenant shall pay Landlord the Base Rent, in advance, on each such due date, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

         SECTION 3.02. SECURITY DEPOSIT; INCREASES.

               A. SECURITY DEPOSIT RESTORATION. Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.07 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

               B. SECURITY DEPOSIT PERIODIC INCREASES. Each time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent.

         SECTION 3.03. TERMINATION; ADVANCE PAYMENTS. Upon termination of this Lease under Article 7 (Damage or Destruction), Article 8 (Condemnation) or any other termination not resulting from Tenant's default and after Tenant has vacated the Premises in the manner required by this Lease, Landlord shall refund within thirty (30) days or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE 4.  OTHER CHARGES PAYABLE BY TENANT

         SECTION 4.01. ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent.

         SECTION 4.02. PROPERTY TAXES.

               A. REAL PROPERTY TAXES. Tenant shall pay Landlord for Landlord's estimate of all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, the Building and all Tenant Finish Out installed on the Property by or for the benefit of Tenant) during the Lease Term. Such payments shall be made on a monthly basis in accordance with Section 4.06, below. Landlord shall pay such taxes prior to delinquency provided Tenant has timely made such payments to Landlord. Any penalty caused by Tenant's failure to timely make such payments shall also be Additional Rent owed by Tenant immediately upon demand.

               B. DEFINITION OF "REAL PROPERTY TAX." "Real property tax" means:
(i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; and (iv) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

               C. PERSONAL PROPERTY TAXES.

                    (1) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment, inventory, or any other personal property belonging to Tenant. Tenant shall render its personal property for taxation separately from the Premises.

                    (2) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

        SECTION 4.03. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises. Landlord requires Tenant to contract for Tenant's own rubbish collection.

         SECTION 4.04. INSURANCE POLICIES.

               A. LIABILITY INSURANCE. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, Premises damage (including both pollution and loss of use of Premises coverage) and personal injury arising out of the operation, use or occupancy of the Premises. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Section 4.04A shall be primary and non-contributing and contain cross-liability endorsements. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve the Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Premises. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance. Tenant shall be liable for the payment of any deductible amount under Tenant's insurance policies maintained pursuant to this Section 4.04A.

               B. BUILDING AND RENTAL INCOME INSURANCE. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Premises in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Premises. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant, or Tenant's personal property, on the Premises. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04B, in an amount not to exceed Ten Thousand Dollars ($10,000), except that the deductible on flood and earthquake insurance (if any) shall be Twenty Five Thousand Dollars ($25,000). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

               C. PAYMENT OF PREMIUMS. Tenant shall pay all premiums for the insurance policies described in Sections 4.04A. Tenant shall pay Landlord on the terms provided in Section 4.06 Tenant's premium cost of insurance policies obtained by Landlord pursuant to Section 4.04B, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Section 4.04A and the costs thereof shall not be included in the premium costs reimbursable by Tenant to Landlord. If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the allocation of premium applicable to the Premises showing in reasonable detail how Tenant's share of the premium was computed. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

               D. GENERAL INSURANCE PROVISIONS.

                    (1) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

                    (2) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance (including the deductible thereon, if applicable) within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

                    (3) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-9 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are subject to change and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlords' or Tenant's interest. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

                    (4) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to the Premises or the Property or the property of others under either party's control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

         SECTION 4.05. LANDLORD PROPERTY MANAGEMENT/RELATED COSTS. Tenant shall pay the Frankford Trade Center Property Owners Association (the "Association") for those pro rata costs associated with landscaping of the existing Project entrances and drainage areas maintained by the Association. If Landlord elects to enter into a contract with a landscape contractor to provide landscape maintenance and minor replacement services for the Project and Tenant, Tenant shall pay to Landlord Tenant's allocable costs of such services. Tenant shall also pay to Landlord two and one-half percent (2.5%) of the Base Rent under this Lease for Landlord's property management services.

         SECTION 4.06. PAYMENT OF ADDITIONAL RENT. During the Lease Term, Landlord shall estimate in advance and notify Tenant of all real property taxes for which Tenant is liable under Section 4.02 of the Lease, all insurance premiums for which Tenant is liable under Section 4.04 of the Lease, and all other Additional Rent payable by Tenant hereunder, including, but not limited to, any related sales tax thereon. Tenant shall pay Landlord such estimated real property taxes, insurance premiums, and all other items of Additional Rent (prorated for any fractional month) on a monthly basis, at the same time Base Rent shall be due, subject to the terms set forth in this Section. The items of Additional Rent are set out in Section 1.09B. Landlord may adjust Landlord's estimates of any item of Additional Rent not more often than twice per calendar year based upon Landlord's reasonable anticipation of costs to be incurred, and Tenant's Additional Rent shall be adjusted effective as of the next rent payment date after notice of adjustment is given to Tenant. At Landlord's election, statements of Additional Rent may be delivered monthly on or before the first day of each calendar month.

ARTICLE 5.   USE OF PREMISES

         SECTION 5.01. PERMITTED USES. Tenant may use the Premises only for the Permitted Uses set forth in Section 1.03 above.

               A. RULES AND REGULATIONS. Tenant shall have the right to use the Premises for the Permitted Uses, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations.

               B. VEHICLE PARKING. Tenant's parking on the Premises shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles along with parking of large delivery vehicles on the Premises at loading dock stalls serving Tenant's Premises; provided, however, that such parking of large delivery vehicles may be further regulated by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking.

         SECTION 5.02. MANNER OF USE. Tenant shall not cause or permit the Premises to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of the Project, which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits (other than a Certificate of Occupancy for the Premises, which Landlord shall apply for, as provided in Exhibit "C") required for Tenant's occupancy of the Premises and shall immediately take all actions necessary to comply with all applicable statues, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Safety and Health Act.

         SECTION 5.03. HAZARDOUS MATERIALS

                    (1)  DEFINITIONS.

                         (a)   "Hazardous  Material"  means any substance the
presence of which requires notice to any Governmental Agency or investigation or remediation pursuant to any Environmental Requirement, or is or becomes regulated by any Governmental Agency, or the presence of which on the Premises causes or threatens to cause a nuisance or trespass or to otherwise create the reasonable prospect of the assertion of a claim against the owner of the Project for Environmental Damages.

                         (b) "Environmental Requirements" means all applicable
present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation), of all Governmental Agencies; and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment effective during the term of this Lease and any renewals or extensions thereof,

                         (c) "Environmental Damages" means all claims,
judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses (including the expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including without limitation reasonably attorneys' fees and disbursements and consultants' fees) any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, or beneath the Premises or migrating or threatening to migrate to or from the Premises, or the existence of a violation of Environmental Requirements pertaining to the Premises and the activities thereon, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Premises.

                         (d) "Governmental Agency" means all governmental
agencies, departments, commission, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof.

                         (e) The "Tenant Group" means Tenant, Tenant's officers,
directors, agents, employees, or other parties under the supervision or control of Tenant or entering the Premises during the term of this Lease with the permission or knowledge of Tenant other than Landlord or its agents or employees.

                    (2) PROHIBITIONS. Other than normal quantities of general office supplies and except as specified on Exhibit "D" attached hereto, Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Project or the Premises by The Tenant Group, or any other person without the prior written consent of Landlord. From time to time during the term of this Lease, Tenant may request Landlord's approval of Tenant's use of other Hazardous Materials, which approval may be withheld in Landlord's sole discretion. Tenant shall, prior to the Commencement Date, provide to Landlord for those Hazardous Materials (if any) described on Exhibit "D" a description of handling, storage, use and disposal procedures, and (b) all "community right to know" plans or disclosures and/or emergency response plans which Tenant is required to supply to local governmental agencies pursuant to any Environmental Requirements. Tenant shall not cause, permit or suffer the existence or the commission by The Tenant Group, or by any other person, of a violation of any Environmental Requirements upon, about or beneath the Project. Tenant shall not install, operate or maintain any above or below grade tank, sump, or pit or install any treatment vessel or device on the Premises without first obtaining all required permits and approvals required, if any, by governmental authorities and subsequently obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. On-site maintenance or repair of hydraulic equipment, loading vehicles, or highway vehicles shall not be performed in the Premises or anywhere in the Project.

                    (3) INDEMNITY. Tenant, its successors and assigns agree to indemnify, defend, reimburse and hold harmless Landlord, any other person who acquires all or a portion of the Project in any manner (including purchase at a foreclosure sale) or who becomes entitled to exercise the rights and remedies of Landlord under this Lease, and the directors, officers, shareholders, employees, partners, agents, heirs, devisees, successors and assigns of such persons, from and against any and all Environmental Damages which exist as a result of the activities or negligence of The Tenant Group or which exist as a result of the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease, or resulting from Tenant's remediation of the Project or failure to meet its remediation obligations contained in this Lease. Landlord shall have the right but not the obligation to join and participate in, and control, if it so elects, any legal proceedings or actions initiated in connection with Tenant's activities. Landlord may also negotiate, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Project by a Hazardous Material. This indemnification is for Environmental Damages caused by the Tenant Group, and does not include conditions existing prior to Tenant's possession of the Premises (which pre-existing conditions, if any, have been disclosed to Tenant) or after Tenant's occupancy of the Premises provided that with respect to conditions existing after Tenant's occupancy of the Premises, Tenant shall, at Tenant's sole expense, provide to Landlord environmental studies by a nationally recognized, independent environmental contractor acceptable to Landlord describing the condition of the Premises at the time Tenant vacates the Premises sufficient to assure Landlord that there are no Environmental Damages to the Premises at that time (other than those Environmental Damages, if any, that existed prior to Tenant's occupancy of the Premises).

                    (4) PRIOR INSPECTIONS. The obligations of Tenant under this Section shall not be affected by any investigation by or on behalf of Landlord, or by any information which Landlord may have or obtain with respect thereto.

                    (5) OBLIGATION TO REMEDIATE. In addition to the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, upon approval and demand of Landlord, at its sole cost and expense and using contractors approved by Landlord, immediately take all actions to remediate the Project which are required by any Governmental Agency, or which are reasonably necessary to mitigate Environmental Damages, which remediation is necessitated from the presence upon, about or beneath the Project, at any time during or upon termination of this Lease, of a Hazardous Material or a violation of Environmental Requirements existing as a result of the activities or negligence of the Tenant Group. Tenant shall take all actions necessary to restore the Project to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Project, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies. This obligation to remediate is for Environmental Damages caused by the Tenant Group, and does not include Environmental Damages existing prior to Tenant's possession of the Premises (which pre-existing conditions, if any, have been disclosed to Tenant) or after Tenant's occupancy of the Premises provided that with respect to conditions existing after Tenant's occupancy of the Premises, Tenant shall, at Tenant's sole expense, provide to Landlord environmental studies by a nationally recognized, independent environmental contractor acceptable to Landlord describing the condition of the Premises at the time Tenant vacates the Premises sufficient to assure Landlord that there are no Environmental Damages to the Premises at that time (other than those Environmental Damages, if any, that existed prior to Tenant's occupancy of the Premises).

                    (6) RIGHT TO INSPECT. Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Premises, including invasive tests, at any reasonable time to determine whether Tenant is complying with the terms of the Lease, including but not limited to the compliance of the Premises and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Premises or surrounding properties and activities thereon. The cost of the Landlord's investigation shall be paid by Landlord unless such investigation discloses a violation of any Environmental Requirement by The Tenant Group or the existence of a Hazardous Material on the Premises or any other surrounding properties caused by the activities or negligence of The Tenant Group (other than Hazardous Materials used in compliance with all Environmental Requirements and previously approved in writing by Landlord), in which case Tenant shall pay such cost. Tenant hereby grants to Landlord, and the agents, employees, consultants and contractors of Landlord the right to enter the Premises and to perform such tests on the Premises as are reasonably necessary to conduct such reviews and investigations. Landlord shall use its best efforts to minimize interference with the business of Tenant in the conduct of such reviews and investigations.

                    (7) NOTIFICATION OF CLAIMS OR CONDITIONS. If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Premises or past or present activities of any person thereon, then Tenant shall immediately notify Landlord and furnish a reasonably detailed description of such condition. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.

        SECTION 5.04. SIGNS AND AUCTIONS. Other than Tenant's Premises signage, Tenant shall not place any signs on the Premises without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Premises.

        SECTION 5.05. TENANT'S INDEMNITY. In addition to, and not in limitation of or substitution for the indemnity by Tenant in Section 5.03C, Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Premises; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises; (c) any breach or default in the performance of Tenant's obligations under this lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. AS A MATERIAL PART OF THE CONSIDERATION TO LANDLORD, TENANT ASSUMES ALL RISK OF DAMAGE TO PREMISES OR INJURY TO PERSONS IN OR ABOUT THE PREMISES ARISING FROM ANY CAUSE, AND TENANT HEREBY WAIVES ALL CLAIMS IN RESPECT THEREOF AGAINST LANDLORD, EXCEPT FOR ANY CLAIM ARISING OUT OF LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. AS USED IN THIS SECTION, THE TERM ATENANT" SHALL INCLUDE TENANT'S EMPLOYEES, AGENTS, CONTRACTORS AND INVITEES, IF APPLICABLE.

        SECTION 5.06. LANDLORD'S INDEMNITY. Subject to the terms of Section 6.02 of this Lease, so long as no default shall occur or be continuing, Landlord shall indemnify Tenant against, and hold Tenant harmless from any and all costs, claims, or liability arising from (i) environmental remediation obligations for which Tenant is not liable pursuant to Section 5.03(5) of this Lease or (ii) from Landlord's gross negligence or willful misconduct.

         SECTION 5.07. LANDLORD'S ACCESS. Landlord or its agents may enter the Premises at all reasonable times upon prior reasonable notice to Tenant to verify that Tenant is in compliance with the terms of this Lease, as well as for other purposes expressly permitted by the terms of this Lease, provided that (i) Tenant shall have the right to be present during such entry by Landlord or its agents, (ii) Landlord shall use its best efforts to minimize interference with the business of Tenant and (iii) in the case of an emergency, no such notices shall be required.

         SECTION 5.08. QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease.

ARTICLE 6.  CONDITION OF PREMISES; MAINTENANCE, REPAIRS AND ALTERATIONS

         SECTION 6.01. EXISTING CONDITIONS. TENANT ACCEPTS THE PROPERTY IN ITS EXISTING CONDITION AS OF THE EXECUTION OF THE LEASE, SUBJECT TO COMPLETION OF THE BUILDING ACCORDING TO THE TERMS AND CONDITIONS OF EXHIBIT "C" AND ALL RECORDED MATTERS, LAWS, ORDINANCES, AND GOVERNMENTAL REGULATIONS AND ORDERS. EXCEPT AS PROVIDED HEREIN, TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY AGENT OF LANDLORD HAS MADE ANY REPRESENTATION AS TO THE CONDITION OF THE PREMISES OR THE SUITABILITY OF THE PREMISES FOR TENANT'S INTENDED USE. TENANT REPRESENTS AND WARRANTS THAT TENANT HAS MADE ITS OWN INSPECTION OF AND INQUIRY REGARDING THE CONDITION OF THE PREMISES AND IS NOT RELYING ON ANY REPRESENTATIONS OF LANDLORD OR ANY BROKER WITH RESPECT THERETO.

         SECTION 6.02. EXEMPTION OF LANDLORD FROM LIABILITY. LANDLORD SHALL NOT BE LIABLE FOR ANY DAMAGE OR INJURY TO THE PERSON, BUSINESS (OR ANY LOSS OF INCOME THEREFROM), GOODS, WARES, MERCHANDISE OR OTHER PROPERTY OF TENANT, TENANT'S EMPLOYEES, INVITEES, CUSTOMERS OR ANY OTHER PERSON IN OR ABOUT THE PREMISES, WHETHER SUCH DAMAGE OR INJURY IS CAUSED BY OR RESULTS FROM, WITHOUT
LIMITATION: (A) FIRE, STEAM, ELECTRICITY, WATER, GAS OR RAIN; (B) THE BREAKAGE, LEAKAGE, OBSTRUCTION OR OTHER DEFECTS OF PIPES, SPRINKLERS, WIRES, APPLIANCES, PLUMBING, AIR CONDITIONING OR LIGHTING FIXTURES OR ANY OTHER CAUSE; (C) CONDITIONS ARISING IN OR ABOUT THE PREMISES OR UPON OTHER PORTIONS OF THE PROJECT, OR FROM OTHER SOURCES OR PLACES; OR (D) ANY ACT OR OMISSION OF ANY OTHER TENANT OF THE PROJECT. LANDLORD SHALL NOT BE LIABLE FOR ANY SUCH DAMAGE OR INJURY EVEN THOUGH THE CAUSE OF OR THE MEANS OF REPAIRING SUCH DAMAGE OR INJURY ARE NOT ACCESSIBLE TO TENANT. THE PROVISIONS OF THIS SECTION 6.02 SHALL NOT, HOWEVER, EXEMPT LANDLORD FROM LIABILITY FOR (I) ENVIRONMENTAL REMEDIATION OBLIGATIONS FOR WHICH LANDLORD IS LIABLE PURSUANT TO SECTION 5.03(5) OF THIS LEASE OR (II) LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         SECTION 6.03. LANDLORD'S OBLIGATIONS. Subject to the provisions of
Article 7 (Damage or Destruction) and Article 8 (Condemnation), Landlord shall keep the following in good order, condition and repair: the foundation, structural integrity of the exterior walls and the roof of the Building; provided, however that Landlord shall have absolutely no responsibility to repair, maintain or replace windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall make repairs under this section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs.

         SECTION 6.04. TENANT'S OBLIGATIONS.

               A. MAINTENANCE BY TENANT. Except as provided in Section 6.03,
Article 7 (Damage or Destruction) and Article 8 (Condemnation), Tenant shall keep all portions of the Premises in good order, condition and repair (including, but not limited to, interior and exterior painting, systems and equipment, roof, parking lot lighting and pavement, landscaping and irrigation and signage provided that, except for damage caused by Tenant, Tenant shall not be responsible for replacement of the roof or the parking lot pavement). If any portion of the Premises or any system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment in the Premises, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant will maintain temperature of Premises sufficient to avoid freezing the sprinkler system. Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating, ventilation, and air conditioning system by a licensed contractor approved in advance by Landlord. Tenant shall utilize a roofing contractor approved in advance by Landlord for roof maintenance as needed. If any part of the Project is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the Premises in an attractive, first-class and fully operative condition.

               B. LANDLORD REMEDY. Tenant shall fulfill all of Tenant's obligations under this Section 6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Premises as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all reasonable costs incurred in performing such maintenance or repair immediately upon demand.

               C. SECURITY SERVICES. Tenant, at Tenant's sole cost, may contract for installation of security devices for the Premises from a reputable contractor. Monitoring of such devices, if any, shall be performed by a Security Contractor acceptable to Landlord, in Landlord's reasonable discretion.

               D. MECHANIC'S LIENS. Tenant will not permit any mechanic's liens, or other liens, to be placed upon the Premises or the Project during the Lease Term or any extension or renewal thereof, and in case of the filing of any such lien, Tenant will immediately pay same. Tenant agrees to pay all legal fees that might be incurred by Landlord because of any mechanic's liens being placed upon the Premises, as a result of Tenant's actions.

         SECTION 6.05. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

               A. NOTICE AND CONSENT. Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed except that Tenant may make non-structural alterations or improvements (excluding roof penetrations) which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of the Premises. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall immediately remove any alterations, additions, or improvements constructed in violation of this Section 6.05A upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

               B. PAYMENT. Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least twenty
(20) days' prior written notice of the commencement of any work on the Premises, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Premises.

         SECTION 6.06. CONDITION UPON TERMINATION. Not later than the last day of the Lease Term (or any renewals or extensions thereof), Tenant shall surrender the Premises to Landlord, broom clean (with all keys in Tenant's possession or control) and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to repair under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article 7 (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements made after the Commencement Date (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Premises to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery, equipment or fixtures which can be removed without material damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery, equipment or fixtures. In no event, however, shall Tenant remove any of the following (which shall be deemed Landlord's property ) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates, or other similar Building operating equipment and decorations.

ARTICLE 7.   DAMAGE OR DESTRUCTION

         SECTION 7.01. PARTIAL DAMAGE TO PREMISES.

               A. OCCURRENCE OF DAMAGE. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises.

               B. RESTORATION.

                    (8) If the Premises are only partially damaged (i.e., less than fifty percent (50%) of the Premises are untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Section 4.04B are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall notify Tenant within thirty (30) days after notice of the occurrence of the damage whether Landlord shall repair the damage. In the event Landlord repairs the damage, such repairs shall be substantially completed within ninety (90) days from the date Landlord is allowed by governmental authorities and the insurance companies to enter the Premises for the purpose of beginning repair of the damage.

                    (9) If the Premises are only partially damaged as described in Section 7.01B(1) and if (i) the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair; or (ii) the cause of the damage is not covered by the insurance policies which Landlord maintains under Section 4.04B; or (iii) any mortgagee or beneficiary under a deed of trust encumbering the Premises should require that proceeds payable as a result of said fire or casualty be used to retire or reduce any debt secured by a deed of trust encumbering the Premises, Landlord may elect either to (i) repair the damage within ninety (90) days from the date Landlord is allowed by governmental authorities and the insurance companies to enter the Premises for the purpose of beginning repair of the damage, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, such repairs shall be substantially completed within ninety (90) days from the date Landlord is allowed by governmental authorities and the insurance companies to enter the Premises for the purpose of beginning repair of the damage. Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Premises. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after Landlord's termination notice.

               C. TERMINATION. If the damage to the Premises occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

         SECTION 7.02. SUBSTANTIAL OR TOTAL DESTRUCTION. If the Premises are substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Premises is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate the later of (i) the date the destruction occurred, or (ii) the date Tenant ceases to do business at the Premises.

         SECTION 7.03. REDUCTION OF RENT DUE TO CASUALTY LOSS. If the Premises are destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article 7, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises is impaired. However, the reduction, if any, shall not exceed the sum of one year's payment of Base Rent and Additional Rent. Except for such possible reduction in Rent or as otherwise provided in Section 5.06, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises.

ARTICLE 8.   CONDEMNATION

        If all or any portion of the Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the Building is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Premises. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any mortgagee or beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE 9.   ASSIGNMENT AND SUBLETTING

         SECTION 9.01. PERMITTED TRANSFERS. Tenant may assign this Lease or sublease the Premises, without Landlord's consent, to (i) any entity which controls, is controlled by or is under common control with Tenant, (ii) any entity resulting from the merger of or consolidation with Tenant or (iii) any successor of Tenant which acquires all or substantially all of Tenant's assets ("Tenant's Affiliate"), provided Tenant has received Landlord's reasonable written approval of the credit of such transferee and Tenant shall give Landlord a minimum of thirty (30) days advance written notice and Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease including, without limitation, those obligations described in Section 5.03 of this Lease.

         SECTION 9.02. PROHIBITED TRANSFERS. Except as permitted by Section 9.01, Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, sell, assign, mortgage, sublease, or otherwise transfer or permit the transfer of (collectively or individually, a "Transfer") all or any portion of or interest in the leasehold under this Lease. For purposes of this limitation, each of the following events shall constitute a
Transfer: (A) if Tenant is an individual, a transfer of all or any portion of or interest in the leasehold by operation of law or by bequest, devise, or inheritance; (B) if Tenant is a partnership, any cumulative sale, assignment or transfer (excluding any pledge or mortgage of such interest) of any part of the partnership interests the effect of which is to change or alter control of the partnership; and (C) if Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation (except for transactions described in Section 9.01). Any attempted Transfer without Landlord's consent shall be void and shall constitute a non-curable breach of this lease. Landlord has the right to grant or withhold its consent to a Transfer (except as permitted by Section 9.01) as provided in Section 9.03 below.

         SECTION 9.03. LANDLORD'S CONSENT.

               A. LANDLORD'S CONSENT; FACTORS. Tenant's request for consent to any Transfer described in Section 9.02 shall set forth in writing the details of the proposed Transfer, including the name, business and financial condition of the prospective transferee, the material financial details of the proposed Transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information generally deemed relevant to such a transfer. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Premises; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's past and current compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. In the event Tenant effects or purports to make a Transfer of this Lease without the express written consent of Landlord, Landlord shall have the right to terminate this Lease. Any purported Transfer in violation of this Section shall be void.

               B. ASSIGNMENT PROFIT. If Tenant assigns or subleases, the following shall apply:

                    (1) Tenant shall pay to Landlord as Additional Rent under the Lease One Hundred Percent (100%) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including"key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant (excluding Tenant's overhead) in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of Tenant Improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay any portion of assignment or sublease revenue to Landlord. The Profit in the case of a sublease of less than all the Premises is the rent allocable to the subleased space as a percentage on a square footage basis, or as Landlord and Tenant may otherwise mutually agree in writing.

                    (2) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall immediately furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of the Profit shall not be a consent to any further Transfer. The breach of Tenant's obligation under this Section 9.03B shall be a default under this Lease.

               C. TERMINATION AND RELETTING. If Landlord elects to terminate this Lease pursuant to Section 9.03A, Landlord may, if it elects, enter into a new lease covering the Premises with the intended assignee or sublessee on such terms as Landlord and such person may agree or enter into a new lease covering the Premises with any other person; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. From and after the date of such termination of this Lease, Tenant shall have no further obligations arising hereunder prior to the date of such termination, except those obligations expressly provided to survive termination of this Lease.

         SECTION 9.04. NO RELEASE OF TENANT. No assignment, sublease or transfer of any kind permitted by this Article 9, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease, except that, in the event of a Permitted Transfer described in Section 9.01, Landlord shall release Tenant from its obligations under this Lease if, and only if, (i) Tenant provides to Landlord such material financial details as to the creditworthiness of the proposed transferee to reasonably assure Landlord that the proposed transferee is as or more creditworthy than Tenant was on the Commencement Date and (ii) the proposed transferee assumes all of Tenant's obligations under this Lease including, without limitation, ALL OF TENANT'S OBLIGATIONS, LIABILITIES AND RESPONSIBILITIES UNDER SECTION 5.03 OF THIS LEASE. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article 9. Consent to one Transfer is not a consent to any subsequent Transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

         SECTION 9.05. NO MERGER. No merger shall result from Tenant's sublease of the Premises under this Article 9, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE 10.  DEFAULTS; REMEDIES

         SECTION 10.01. COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises and exercise of any other right granted Tenant under this Lease is conditioned upon such performance. Time is of the essence of the performance of all covenants and conditions.

         SECTION 10.02. DEFAULTS. Tenant shall be in material default (a "Default") under this Lease:

               A. ABANDONMENT. If Tenant's abandonment or vacation of the Premises results in the cancellation of any insurance described in Section 4.04.

               B. FAILURE TO PAY. If Tenant fails to pay Rent or any other charge when due and such failure continues for a period of ten (10) days after the date such payment is due, provided that with respect to the first two late Rent payments which shall occur in any calendar year during the Term, Landlord agrees to give Tenant written notice of default following nonreceipt of Rent payment on or before the due date, and seven (7) days opportunity to cure such default before a Default shall be deemed to have occurred hereunder. No written notice shall be required with respect to subsequent Rent payment defaults during such calendar year.

               C. FAILURE TO PERFORM NONMONETARY OBLIGATIONS. If Tenant fails to perform any of Tenant's nonmonetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance no Default shall occur if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion.

However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a noncurable breach of this Lease.

               D. BANKRUPTCY. (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this Subsection (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

               E. GUARANTY REVOCATION OR TERMINATION. If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

               F. DEFAULT BY TENANT ON CREDIT FACILITIES. (i) if Tenant defaults, or an event of default shall occur, under any working capital, inventory financing or asset financing Credit Facility (herein so-called) including, but not limited to any term loan, line of credit, letter of credit, guaranty, or other extension of credit under which Tenant is an obligor or guarantor and such default authorizes the Tenant's creditor to pursue the creditor's remedies for default under the instruments creating or securing the Credit Facility; or (ii) if any creditor of Tenant as to a financial or other performance obligation of Tenant under a Credit Facility shall allege in writing or file suit against Tenant, charging Tenant with breach or default in the payment or performance thereof; (iii) if there is a materially adverse change in Tenant's financial condition which Landlord shall conclude in good faith materially impairs Tenant's ability to pay the financial obligations or perform the covenants, terms and conditions set forth in this Lease which Tenant is obligated to perform; or (iv) if Tenant fails to notify Landlord in writing within ten (10) days of (a) Tenant's defaults, or an event of default occurring, under any Credit Facility including, but not limited to any term loan, line of credit, letter of credit, guaranty, or other extension of credit under which Tenant is an obligor or guarantor and such default authorizes the Tenant's creditor to pursue the creditor's remedies for default under the instruments creating or securing the Credit Facility; or (b) any creditor of Tenant as to a financial or other performance obligation of Tenant under a Credit Facility alleging in writing or filing suit against Tenant, charging Tenant with breach or default in the payment or performance thereof; or (c) a materially adverse change in Tenant's financial condition under the provisions of the Credit Facility which change materially impairs Tenant's ability to pay the financial obligations or perform the covenants, terms and conditions set forth in this Lease which Tenant is obligated to perform.

         SECTION 10.03. REMEDIES. On the occurrence of any Default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

               A. REPOSSESSION; DAMAGES. Terminate Tenant's right to possession of the Premises by any lawful means in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. If Tenant shall receive a demand for the payment of past due rent or any other charge, any payments tendered thereafter to cure any default by Tenant shall be made only by Cashier's Check. In event of repossession of the Premises following Tenant's Default, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's Default, including an amount equal to the excess of (i) the total rent for the unexpired balance of the Term following the date the damage judgment is entered (or otherwise awarded)(the "Judgment Date"), including, without limitation all applicable late charges and interest, discounted at the Default Discount Rate (hereinafter defined) to the present value on the Judgment Date, together with all other damages incurred by Landlord in connection with Tenant's Default as specified in Section 10.05, below, plus the unpaid rent due as of the Judgment Date, over (ii) the market rental value of the Premises for the balance of the Term, discounted at the Default Discount Rate to the present value on the Judgment Date. For the purposes of clause (i) above, the components of monthly rent (other than Base Rent) for the remainder of the Term shall be deemed to be equal to the respective monthly amounts thereof as were due and payable during the month in which the Lease was terminated. As used in clause (ii), the term "Default Discount Rate" shall be the average of discount rates of the Federal Reserve Bank of Dallas in effect on the first day of each of the six calendar months preceding the month in which the Judgment Date falls, plus one percent (1%). If Tenant has abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 10.03A, or (ii) proceeding under Section 10.03B.

               B. CONTINUANCE OF TENANT'S RIGHT TO POSSESSION. Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due.

               C. RELETTING. Enter upon and take possession of the Premises as Tenant's agent without terminating this Lease and without being liable for prosecution or any claim for damages therefor, and Landlord may relet the Premises as Tenant's agent and receive the rental therefor, in which event Tenant shall pay to Landlord on demand all sums due pursuant to Section 10.05, below, together with any deficiency that may arise by reason of such reletting.

               D. PERFORMANCE OF TENANT'S LEASE OBLIGATIONS. Do whatever Tenant is obligated to do under this Lease and enter the Premises, without being liable for prosecution or any claim for damages therefor, to accomplish such purpose. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting compliance with this Lease on Tenant's behalf, together with interest thereon at the highest lawful rate from the date Landlord incurs the expense in question until Landlord is reimbursed therefor.

               E. OTHER REMEDIES. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located, including, but not limited to, reentering the Premises, changing the locks, taking possession of any furniture or fixtures and selling same at a private or public sale and applying the proceeds of such sale to the costs of the sale, payment of damages and payment of sums owing under this Lease.

         SECTION 10.04. MITIGATION. By execution of this Lease, Tenant acknowledges that Landlord shall have no duty to mitigate damages caused by Tenant's Default other than as specifically set forth in Texas Property Code
Section 91.006. If any duty shall be imposed under such law under the circumstances of Tenant's Default, Tenant acknowledges that Landlord shall have discharged any such duty if Landlord shall (a) market the Premises for reletting with a sign posted on or in the vicinity of the Property, visible from a public street, and (b) advertise the availability of the Premises for reletting in any newspaper circulated in the county in which the Premises are situated no less frequently than monthly.

         SECTION 10.05. ADDITIONAL DAMAGES ATTRIBUTABLE TO TENANT DEFAULT. Upon the occurrence of Tenant's Default, in addition to any other sum provided to be paid herein, Tenant also shall be liable for and shall pay to Landlord: (i) brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; (ii) the costs of removing and storing Tenant's or other occupant's property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants; (iv) all reasonable expenses incurred in marketing the Premises; and
(v) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies. If either party hereto institutes any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with such proceeding.

         SECTION 10.06. CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE 11.  PROTECTION OF LENDERS

         SECTION 11.01. RIGHT TO MORTGAGE AND TRANSFER. Landlord shall have the right to transfer, mortgage, pledge or otherwise encumber, assign and convey, in whole or in part, the Project, this Lease, and all or any part of the rights now or thereafter existing therein and all rents and amounts payable to Landlord under the provisions hereof. In the event of any such transfer or transfers resulting in the transfer of Landlord's title to the Premises, Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all personal liability with respect to the performance of any covenants or agreements on the part of Landlord contained in this Lease thereafter to be performed.

        SECTION 11.02. SUBORDINATION. This Lease shall be subordinate to any deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Landlord shall use its best efforts to obtain from Landlord's mortgagee, if any, a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit "E" or such other form providing for nondisturbance rights as is then required by Landlord's lender, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. In the event Landlord has a mortgagee at the time this Lease is executed, and Landlord is unable to obtain from such mortgagee and deliver to Tenant a subordination, non-disturbance and attornment agreement as described in this Section 11.02 within thirty (30) days after Tenant has deposited with Landlord the Security Deposit, this Lease shall terminate and be of no further force or effect unless, within ten (10) days following Landlord's notice to Tenant of Landlord's inability to provide such subordination, nondisturbance and attornment agreement, Tenant notifies Landlord in writing of Tenant's desire to maintain this Lease, in which case this Lease shall not terminate and shall remain in full force and effect except that Landlord will not be required to provide such subordination, non-disturbance and attornment agreement. Tenant shall cooperate with Landlord and any lender which has or is acquiring a security interest in the Premises or the Lease. Tenant shall execute such further documents and assurances as such lender may reasonably require, in connection with the subordination of this Lease to any deed of trust or mortgage encumbering the Premises. Tenant covenants and agrees to execute and deliver upon reasonable demand such further instruments subordinating this Lease to the lien of any such mortgage, deed of trust or security agreement as shall be requested by Landlord and/or mortgagee or proposed mortgagee or holder of any security agreement. Tenant's right to quiet possession of the Premises during the Lease Term shall not be disturbed except as expressly allowed by the terms of this Lease or any subordination, non-disturbance and attornment agreement(s) binding Tenant. Notwithstanding anything to the contrary contained herein, if any beneficiary or mortgagee elects to have this Lease prior to the lien of its deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said deed of trust or mortgage or the date of recording thereof. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

         SECTION 11.03. ATTORNMENT. If Landlord's interest in the Premises is acquired by any beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

         SECTION 11.04 SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instruments or documents necessary or appropriate to evidence any such attornment or subordination agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver such instruments or documents.

         SECTION 11.05 ESTOPPEL CERTIFICATES.

               A. CERTIFICATE REQUIREMENTS. Upon Landlord's written request or the written request of any mortgagee or beneficiary under a deed of trust encumbering the Premises, Tenant shall execute, acknowledge and deliver to Landlord or to any mortgagee or beneficiary under a deed of trust encumbering the Premises, as the case may be, a written statement in the form attached hereto as Exhibit "F" or such other form as is then required by Landlord's lender, certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed);
(ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises may reasonably require. Tenant shall deliver such statement to Landlord within ten
(10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

               B. LANDLORD REMEDY. If Tenant does not deliver such statement to Landlord or to any mortgagee or beneficiary under a deed of trust encumbering the Premises, as the case may be, within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord;
(iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

         SECTION 11.06 TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord or any mortgagee or beneficiary under a deed of trust encumbering the Premises, as the case may be, Tenant shall deliver to Landlord Tenant's most recent audited financial statements as Landlord reasonably requires to verify the net worth and credit standing of Tenant or any assignee or subtenant of Tenant. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement in all material respects as of the date of such statement. Except for the delivery of financial statements to any mortgagee or beneficiary under a deed of trust on the Property, all financial information delivered by Tenant shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE 12.  LEGAL COSTS

         SECTION 12.01. LEGAL PROCEEDINGS. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any reasonable costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such reasonable attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any reasonable legal fees or costs Landlord incurs in any such claim or action.

         SECTION 12.02. LANDLORD'S CONSENT. Tenant shall pay Landlord's reasonable attorneys' fees in excess of an aggregate amount of Two Hundred Fifty and no/100 Dollars ($250.00) incurred in connection with Tenant's request for Landlord's consent under Article 9 (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE 13.  MISCELLANEOUS PROVISIONS

         SECTION 13.01. LATE CHARGES. Tenant's failure to pay Rent immediately may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Project and Premises. Therefore, if Landlord does not receive any Rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount for all other such late payments, if any, in said calendar year. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

         SECTION 13.02. INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from ten days after the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

         SECTION 13.03. LANDLORD'S LIABILITY; CERTAIN DUTIES.

               A. DEFINITION OF LANDLORD. As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee, or credit its transferee with all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

               B. NOTICE. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Tenant agrees to accept cure of any Landlord default from any mortgagee or beneficiary under any deed of trust encumbering the Property, provided such party shall have no liability or obligation to tender any cure. Landlord shall not be in default under this Lease unless Landlord (or such mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such nonperformance reasonably requires more than thirty
(30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

               C. PERSONAL LIABILITY. Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this lease is limited to Landlord's interest in the Property and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease. Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any judgment against Landlord, and Landlord shall not be liable for any deficiency. The foregoing provision shall not limit any right that Tenant may otherwise have to obtain specific performance of Landlord's obligations under this Lease.

               D. LANDLORD'S CONSENT AND DISCLAIMER. Immediately following (or as soon thereafter as is reasonably practicable) the latter of (i) the parties' execution of this Lease; (ii) Tenant's timely delivery to Landlord of the Security Deposit and the first month's Base Rent as described in Sections 3.01 and 3.02 of this Lease, respectively; and (iii) Landlord's delivery to Tenant of the subordination document described in Section 11.02 of this Lease, if any, Landlord shall execute and deliver to Tenant concurrently with the execution and delivery of this Lease the Landlord's Consent and Disclaimer in the form attached hereto as Exhibit "G" and incorporated herein by reference for all purposes.

               E. RIGHTS OF LANDLORD. At any time during the Lease Term, Landlord or its agents may enter the Premises upon for the purpose of exercising any or all of the following reserved rights without being liable in any manner to Tenant, provided that Landlord shall have no duty or obligation to perform any of the rights so reserved:

                    (1) To change the name of the Project without notice to Tenant;

                    (10) To take any and all measures, including making inspection, repairs, alterations, additions and improvements to the Project as may be necessary or desirable for the safety, protection, preservation, or more efficient operation of the Project or the enhancement or protection of Landlord's interests therein; and

                    (11) During the last 180 days of the Term or any renewal or extension, to display a sign advertising the availability of the Premises for lease, to show the Premises to prospective tenants, and to otherwise market the Premises for the purpose of reletting same, provided that Landlord shall exercise Landlord's best efforts to avoid unreasonable interruptions of the conduct of Tenant's business in the Premises.

                    (12) To enter upon prior reasonable notice to Tenant and conduct an inspection of the Premises, including invasive tests, at any reasonable time to determine whether Tenant is complying with the terms of the Lease, including but not limited to the compliance of the Premises and the activities thereon with Environmental Requirements, provided that (i) Landlord shall exercise Landlord's best efforts to avoid unreasonable interruptions of the conduct of Tenant's business in the Premises; (ii) Tenant shall have the right to be present during such entry by Landlord or its agents; and (iii) in the case of an emergency, no such notices shall be required. The cost of the Landlord's investigation shall be paid by Landlord unless such investigation discloses a violation of any Environmental Requirement by The Tenant Group or the existence of a Hazardous Material on the Premises or any other Premises caused by the actions of The Tenant Group (other than Hazardous Materials used in compliance with all Environmental Requirements and previously approved in writing by Landlord), in which case Tenant shall pay such cost.

         SECTION 13.04. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

         SECTION 13.05. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

         SECTION 13.06. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

         SECTION 13.07. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be either personally delivered, or sent via telecopy with receipt confirmation, or by Federal Express or other regularly scheduled overnight courier or sent by United States mail, registered or certified with return receipt requested, properly addressed and with full postage prepaid. All notices shall be effective upon delivery by the sender (which, in the case of telecopied notice, shall be the date such telecopy is transmitted with confirmation of receipt) or the day delivery is tendered to the addressee (in the case of hand delivered notices) or three (3) days after the day the notice is consigned by the sender (in the case of couriered or mailed notices). Either party may change its notice address upon written notice to the other party.

        Said notices shall be sent to the parties hereto at the following addresses, unless otherwise notified in writing (provided that upon Tenant's taking possession of the Premises, the Premises shall be Tenant's address for notice purposes).

            To Landlord:             Argent Frankford, L.P.
                                     5949 Sherry Lane, Suite 1000
                                     Dallas, Texas  75225
                                     Attn:  C. E. Cornutt
                                     Phone: (214) 361-6090
                                     Facsimile:  (214) 361-5032

            with copy to:            Charles C. Jordan
                                     Carrington, Coleman, Sloman & Blumenthal,
                                        L.L.P.
                                     200 Crescent Court, Suite 1500
                                     Dallas, Texas  75201
                                     Phone:  (214) 855-3000
                                     Facsimile:  (214) 855-1333

            To Tenant:
                                     ------------------------------------------


                                     Phone:
                                           ------------------------------------
                                     Facsimile:
                                               --------------------------------

            with copy to:
                                     ------------------------------------------

                                     Phone:
                                           ------------------------------------
                                     Facsimile:
                                               --------------------------------

            To Mortgagee:
                                     ------------------------------------------

                                     Phone:
                                           ------------------------------------
                                     Facsimile:
                                               --------------------------------

         SECTION 13.08. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         SECTION 13.09. NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. The party requiring such recording shall pay all transfer taxes and recording fees.

         SECTION 13.10. BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THIS LEASE.

         SECTION 13.11. CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has fully authority to do so and that this Lease binds the corporation. Within ten (10) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within ten (10) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

         SECTION 13.12. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

         SECTION 13.13. FORCE MAJEURE. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation If Landlord shall be unable to perform or shall be delayed in the performance of any obligation under this Lease by reason of events beyond Landlord's control, such nonperformance or delay in performance shall not render Landlord liable in any respect for damages to either person or property, constitute a total or partial eviction, constructive or otherwise, work an abatement of rent or relieve Tenant from the fulfillment of any covenant or agreement contained in this Lease.

         SECTION 13.14. EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

         SECTION 13.15. SURVIVAL. All representations and warranties of Landlord and Tenant not fully performed on the date of the expiration or termination of this Lease shall survive the termination of this Lease for a period of one year, except the covenants, warranties, and indemnities of Landlord and Tenant set forth in Article 5, which shall survive such expiration or termination for the maximum period of time allowed by law.

         SECTION 13.16. GENDER AND NUMBER. Whenever the context so requires herein, the neuter gender shall include the masculine and feminine, and the singular number shall include the plural.

ARTICLE 14.    BROKERS

         SECTION 14.01. BROKER'S FEE. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Tenant's Broker named in Section 1.05 above, if any, as provided in the written commission agreement between Landlord and Tenant's Broker.

         SECTION 14.02. PROTECTION OF BROKERS. If Landlord sells the Property, or assigns Landlord's interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make all future payments to Tenant's Broker thereafter if required of Landlord under the written commission agreement described in this Article 14.

         SECTION 14.03. NO OTHER BROKERS. Tenant represents and warrants to Landlord that the brokers named in Section 1.05 above are the only agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease or the Premises.

         ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

         Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

                                           "LANDLORD"

Signed on            , 19                  ARGENT FRANKFORD, L.P.,
          -----------    --                a Texas limited partnership
at
  ----------------------------             By:
                                               --------------------------------
                                           By:
                                               --------------------------------

                                           "TENANT"


Signed on            , 19                  ------------------------------------
          -----------    --
at                                         a
  ----------------------------               ----------------------------------
                                           By:
                                               --------------------------------
                                           Its:
                                               --------------------------------

                                           By:
                                               --------------------------------
                                           Its:
                                               --------------------------------

                                     RIDER 1

                                       TO

                          INDUSTRIAL REAL ESTATE LEASE
                            (SINGLE-TENANT FACILITY)

                                 RENEWAL OPTION

         Provided Tenant is not in default and no event has occurred which, with notice or the passage of time could become a Default when Tenant delivers such notice, Tenant may renew this Lease for up to ______ consecutive additional periods of ________ (_____) years each, on the same terms provided in this Lease, except that the Base Rent payable for each month shall be market rate for space of equivalent size, quality and utility taking into account the credit standing of Tenant; Tenant Finish Out, and like factors affecting Tenant's utilization of the Premises and Landlord's return on investment from the Premises ("Renewal Rate"), as mutually agreed by Landlord and Tenant. Tenant shall deliver written notice to Landlord indicating whether or not Tenant elects to preserve its option to extend the Term no later than 270 days prior to the expiration of the Term ("Election Date"). Within 30 days after the Election Date, Landlord shall provide Tenant with a proposed Base Rent Renewal Rate. The proposed Renewal Rate shall be determined by Landlord in its reasonable discretion, taking into account the factors described herein above. If Tenant shall object to Landlord's proposed Renewal Rate, Landlord and Tenant shall, by mutual agreement of the parties, either (i) negotiate in good faith to determine a mutually acceptable Renewal Rate or (ii) enter into non-binding mediation. If Landlord and Tenant reach mutual agreement as to the Renewal Rate on or before the day 180 days prior to the expiration of the Term (the "Renewal Deadline"), such rate shall be the Renewal Rate, and Landlord and Tenant shall enter into an agreement confirming Tenant's exercise of this renewal option at such Renewal Rate. If Landlord and Tenant fail to reach mutual agreement on or before the Renewal Deadline, this renewal option shall be null and void. Notwithstanding anything contained herein to the contrary: (a) if Tenant fails to deliver written notice indicating whether or not it elects to preserve its option to extend prior to the Election Date, Tenant shall be deemed to have elected not to extend the Term and the renewal option set forth herein shall automatically terminate, and (b) Tenant's rights hereunder shall terminate if (i) this Lease expires or is canceled, or because of an event of Default, this Lease or Tenant's right to possession of the Premises is terminated, or (ii) Tenant fails to timely exercise its option hereunder time being of the essence with respect to Tenant's exercise thereof.

                                   EXHIBIT "C"

                             CONSTRUCTION AGREEMENT

         1. Build to Suit.

               (a) Preliminary Drawings. Attached as Exhibit "B-1" are the preliminary plans, drawings and outline specifications for the construction of the Building and the Tenant Finish Out on the Premises which are hereby approved by Landlord and Tenant (the "Preliminary Drawings").

               (b) Design Drawings. Landlord shall cause to be prepared all drawings for the Building and the Tenant Finish Out depicted on the Preliminary Drawings, including, without limitation, working drawings, construction drawings, electrical, plumbing and mechanical drawings and specifications necessary to construct the Building and the Tenant Finish Out (the "Design Drawings"). The initial Design Drawings shall be delivered to Tenant as soon as reasonably practicable after the execution of this Lease. Tenant shall notify Landlord whether it approves of the submitted Design Drawings within seven (7) days after Landlord's submission thereof. If Tenant disapproves of such Design Drawings, then Tenant shall notify Landlord thereof specifying in detail the reasons for such disapproval, in which case, Landlord shall correct the submitted Design Drawings and deliver them to Tenant for its approval within three (3) days after Landlord receives Tenant's notice disapproving the submitted design Drawings. Tenant shall have three (3) days to approve or disapprove the resubmitted Design Drawings, and Landlord shall have five (5) days to correct any such resubmitted Design Drawings disapproved by Tenant. This process shall be repeated until the Design Drawings have been finally approved by Landlord and Tenant, such approval to be evidenced by the parties' execution of the approved Design Drawings.

               (c) Construction Drawings. Landlord shall cause to be prepared all Construction Drawings for the Building and the Tenant Finish Out depicted on the Design Drawings, including, without limitation, working drawings, construction drawings, electrical, plumbing and mechanical drawings and specifications necessary to construct the Building and tenant finish out (the "Construction Drawings"). The Construction Drawings shall be delivered to Tenant as soon as reasonably practicable after the parties' execution of the Design Drawings. Tenant shall notify Landlord whether it approves of the submitted Construction Drawings within three (3) days after Landlord's submission thereof. If Tenant disapproves of such Construction Drawings, then Tenant shall notify Landlord thereof specifying in detail the reasons for such disapproval, in which case, Landlord shall correct the submitted Construction Drawings and deliver them to Tenant for its approval within five (5) days after Landlord receives Tenant's notice disapproving the submitted Construction Drawings. Tenant shall have three (3) days to approve or disapprove the resubmitted Construction Drawings, and Landlord shall have five (5) days to correct any such resubmitted Construction Drawings disapproved by Tenant. This process shall repeated until the Construction Drawings have been finally approved by Landlord and Tenant, such approval to be evidenced by the parties' execution of the approved Construction Drawings.

               (d) Changes. Tenant may from time to time make changes to the Construction Drawings by delivering written notice to Landlord, specifying in detail the requested change. If Tenant requests any changes to any submitted Construction Drawings that relate to matters other than changes necessary to conform the Construction Drawings to the Design Drawings or requests any changes to the approved Construction Drawings, then (1) before any such change will be made, Tenant shall pay in cash (on or before the earlier of ten (10) days after invoice by Landlord or Tenant's occupancy of the Premises) all additional costs in excess of the Tenant Finish Out Allowance as detailed in Section 5 of this Exhibit "C" in designing and constructing the Building and the Tenant Finish Out as a result of any such changes and (2) all delays in designing, reviewing of Tenant Improvement Provisions, and constructing the Building and the Tenant Finish Out caused by such changes shall not delay the Commencement Date.

         2. Construction of Building and Tenant Finish Out. Landlord shall, with in thirty (30) days following approval of the Construction Drawings, enter into a contract or contracts to construct the Building and Tenant Finish Out; provided that if Landlord fails to enter such construction contract or contracts within thirty (30) days following approval of the Construction Drawings, this Lease shall terminate and be of no further force or effect. Landlord shall diligently construct the Building and the Tenant Finish Out in accordance with the Construction Drawings in a good and workmanlike manner using materials specified in the Construction Drawings and in compliance with all applicable codes, ordinances, rules and regulations applicable to the Building and the Tenant Finish Out (collectively, the "Laws") applicable at the time the initial building permit is obtained and shall pay for all permits, licenses, and all other governmental improvements requisite for the construction thereof. In the event Landlord is required by the Laws to make changes to the Construction Drawings, Landlord shall provide written notice to Tenant prior to such changes. Additionally, Landlord may make changes to the Construction Drawings at Landlord's sole cost without Tenant's approval provided (i) such changes relate only to the Building and (ii) Landlord provides Tenant notice of such changes. Landlord assumes no liability for special, consequential, or incidental damages of any kind whatsoever in connection with the design or construction of the Building or the Tenant Finish Out, and makes no representations, warranties, or guaranties regarding the same, expressed or implied, including, without limitation, warranties of merchantability, fitness for a particular purpose, or of habitability, except for the assignment of one-year contractor construction warranties provided in the next sentence.

         Landlord shall assign to Tenant, without recourse or warranty, all warranties obtained by Landlord in connection with the Tenant Finish Out. Each such warranty shall survive Substantial Completion of the warranted improvement for a minimum period of one (1) year after Substantial Completion.

         3. Substantial Completion. The architect (the "Project Architect") engaged by Landlord to design and inspect the construction of the Building and the Tenant Finish Out shall confer with a representative of the Tenant concerning (i) the substantial completion of the Building and the Tenant Finish Out prior to submitting the Project Architect's Certificate of Substantial Completion and (ii) preparation of the punch list (as herein described) in conjunction with the Project Architect's submission of the punch list to the Landlord. Substantial Completion (herein so-called) shall occur when each of the following conditions is satisfied: the Building and the Tenant Finish Out are substantially completed in accordance with the approved Construction Drawings as certified by the Project Architect utilizing AIA document G704, Certificate of Substantial Completion; Landlord has requested of the building inspection division for the city in which the Premises is located a final certificate of occupancy for the Premises; and Landlord has tendered to Tenant physical possession thereof. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping, and mechanical adjustments remain to be completed by Landlord. Landlord shall use all reasonable efforts to complete the punch list of incomplete, minor, detail items prepared by the Project Architect in conjunction with the Certificate of Substantial Completion within thirty (30) days after the date of Substantial Completion, except as to such items that, by their nature, will take a longer period to complete as set forth in the punch list.

         4. Commencement Date. The Commencement Date (herein so-called) of the Lease shall be the date of Substantial Completion of the Tenant Finish Out. The Target Date (herein so-called) for Substantial Completion of the Building and the Tenant Finish Out is ____________________. If Substantial Completion is delayed because of (a) any acts or omissions of a Tenant, (b) changes requested by Tenant to any submitted Drawings that relate to matters other than changes necessary to conform such drawings to the Preliminary Drawings or to comply with Laws, or (c) changes requested by Tenant in the approved Drawings other than changes necessary to conform such drawings with the Laws, then the Commencement Date shall not be extended, but rather shall occur on the date on which it would have occurred but for such act, omission, or event. Each day of delay in Substantial Completion caused by the acts, omissions, or events described in clauses (a), (b) or (c) of the preceding sentence or by a Tenant is herein called a "Tenant Delay Day". If the actual date of Substantial Completion is delayed beyond the Target Date, then Landlord shall have no liability therefor and the date of Substantial Completion shall be extended by the period of all Tenant Delay Days. This Lease shall remain in full effect notwithstanding any delay in Substantial Completion.

         5. Allocation of Construction Costs. Landlord shall be obligated to pay a maximum of __________________________________ Dollars ($__________) toward the cost of design and construction of the Tenant Finish Out (including, without limitations, all costs associated with awarding and managing such design and construction), and Tenant shall be obligated to pay (due within ten (10) days of invoice by Landlord) to Landlord a minimum of ___________________________________ Dollars ($_____________) toward the cost of
Tenant Finish Out described in the Preliminary Drawings. In the event the cost of construction of Tenant Finish Out exceeds _____________________________________ Dollars ($____________) (the "Tenant
Finish Out Allowance"), Tenant shall pay in cash (due on or before the earlier of ten (10) days after invoice by Landlord or Tenant's occupancy of the Premises) to Landlord all reasonable costs in excess of the Tenant Finish Out Allowance. All other work required to design and construct the Building and the Tenant Finish Out (the "Additional Work") and the changes described in Section 1(d)(1) of this Exhibit C shall be performed at Tenant's additional expense. Tenant shall pay in cash (due on or before the earlier of ten (10) days after invoice by Landlord or Tenant's occupancy of the Premises) to Landlord the costs of any Additional Work reflected either by the change order memorializing such Additional Work under the contract for construction of the Tenant Finish Out prior to Landlord's final execution of the change order, or by the Project Architect's estimate of design cost attributable to the Additional Work. Any other costs attributable to Additional Work which are not paid in advance by Tenant shall be billed to and paid by the Tenant prior to Tenant's occupancy of the Premises.

         6. Condition of Premises at Delivery. Prior to delivery of the Premises to Tenant and occupancy thereof by Tenant, Landlord will cause to be removed from the Premises all rubbish, tools, scaffolding, and surplus materials and will cause the Premises, interior and exterior, to be cleaned in accordance with commercially reasonable standards to be set forth in the construction contract for the construction of the Building and the Tenant Finish Out and ready for occupancy. All floors, floor coverings, roof areas, and glass will be cleaned, both interior and exterior. The heating, plumbing and air conditioning systems and all utility services will be installed and connected and in good working order, subject to Tenant's obligations and responsibilities set forth in Section 6 of the Lease.


                            Exhibit "C", Page 2 of 2

                                   EXHIBIT "E"

                        SUBORDINATION, NONDISTURBANCE AND
                              ATTORNMENT AGREEMENT

         THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made this ______ day of _________________, 199___, by and among ____________, a ___________ chartered banking institution (hereinafter called "Mortgagee"), _____________________, a _________________ (hereinafter called
"Tenant") and _______________, a ___________________ (hereinafter called
"Landlord").

                              W I T N E S S E T H:

         WHEREAS, Mortgagee is or will be the owner and holder of a ____________________________ (hereinafter called the "Mortgage"), covering the real property described in Exhibit "A" attached hereto and made a part hereof and the Building and improvements thereon (hereinafter collectively called the "Property") securing the payment of a promissory note in the stated principal amount of $________, executed by Landlord and payable to the order of Mortgagee; and

         WHEREAS, Tenant is the holder of a lease (hereinafter called the "Lease") dated , 19 , by and between Landlord, as the landlord, and Tenant, as the tenant, covering that portion of the Property described therein (hereinafter called the "Leased Premises"); and

         WHEREAS, Landlord, Tenant and Mortgagee desire to confirm and agree upon certain of their rights and obligations with respect to the Lease and the Mortgage;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Landlord, Tenant and Mortgagee hereby agree and covenant as follows:

         1. Subordination. The Lease now is, and shall at all times continue to be, subject and subordinate in each and every respect, to the Mortgage and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage.

         2. Nondisturbance. So long as Tenant is not in default (beyond any period given Tenant in the Lease to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed, (i) Tenant's possession of the Leased Premises and Tenant's rights and privileges under the Lease, or any extensions or renewals thereof, or expansions into additional space within the Property which may be effected in accordance with the terms of the Lease, shall not be diminished or interfered with by Mortgagee in the exercise of any of its rights under the Mortgage, (ii) Tenant's occupancy of the Leased Premises or any such expansion space shall not be disturbed by Mortgagee in the exercise of any of its rights under the Mortgage during the term of the Lease or any such extensions or renewals thereof, and (iii) Mortgagee will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Mortgage.

         3. Attornment. In the event any proceedings are brought for the foreclosure of the Mortgage or if the Property be sold pursuant to a trustee's sale under the Mortgage, or upon a transfer of the Property by conveyance in lieu of foreclosure, Tenant shall attorn to the purchaser upon any such foreclosure sale or trustee's sale or transfer in lieu thereof and shall recognize such purchaser as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage or any such purchaser, any instrument or certificate which, in the reasonable judgment of Landlord or of such holder(s) or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment. Tenant hereby irrevocably appoints Mortgagee and any other or future holders of the indebtedness or other obligations secured by the Mortgage or any such purchaser, jointly and severally, the agent and attorney in fact of Tenant to execute and deliver for and on behalf of Tenant any such instrument or certificate. Such power of attorney shall not terminate on disability of the principal and may be revoked only by written instrument recorded in the Real Property Records of Collin County, Texas. In the event of any such attornment, Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder as a result of any such foreclosure proceeding, trustee's sale or conveyance in lieu thereof.

         4. Foreclosure and Sale. If Mortgagee shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Leased Premises upon any foreclosure of the Mortgage or any trustee's sale under the Mortgage, Mortgagee or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given to Tenant in the Lease to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants and conditions of the Lease on Tenant's part to be performed that Landlord had or would have had if Mortgagee or such purchaser had not succeeded to the interest of Landlord. From and after attornment by Tenant, Mortgagee or such purchaser shall be bound to Tenant under all of the terms, covenants, and conditions of the Lease, and Tenant shall, from and after the succession to the interest of Landlord under the Lease by Mortgagee or such purchaser, have the same remedies against Mortgagee or such purchaser for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Mortgagee or such purchaser had not succeeded to the interest of Landlord; provided further, however, that Mortgagee or such purchaser shall not in any event be:

         (a) liable for any act or omission of any prior landlord (including Landlord); or

         (b) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

         (c) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord), or by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord), unless actually received by Mortgagee or such purchaser; or

         (d) bound by or liable for any obligation of the landlord to pay any sums of money to or for the benefit of or on behalf of Tenant for concessions or inducements granted to Tenant by the landlord (including Landlord) except as expressly set forth in the Lease; or

         (e) bound by any amendment or modification of the Lease made without its consent.

         5. Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees that:

         (a) Mortgagee, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

         (b) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to cease paying rent or terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right:

                    (i) until it has given written notice of such act or omission to Mortgagee; and

                    (ii) if Landlord shall have failed to cure such default within the time provided for in the Lease, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be deemed granted to Mortgagee if within such thirty (30) days Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

         (c) It has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Mortgagee as security for the Loan secured by the Mortgage. In the event that Mortgagee notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Mortgagee, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Mortgagee or as otherwise required pursuant to such notice.

         (d) It shall send a copy of any notice or statement claiming a default by Landlord under the Lease to Mortgagee at the same time such notice or statement is sent to Landlord.

         (e) This Agreement satisfies any condition or requirements in the Lease relating to the granting of a non-disturbance agreement.

         6. Acknowledgment an Agreement by Landlord. Landlord, as landlord under the Lease and mortgagor or grantor under the Mortgage, acknowledges and agrees for itself and its successors and assigns, that:

         (a)      This Agreement does not:

                    (i) constitute a waiver by Mortgagee of any of its rights under the Mortgage; and/or

                    (ii) in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage;

         (b) The provisions of the Mortgage remain in full force and effect and must be complied with by Landlord; and

         (c) In the event of a default under the Mortgage, Tenant may pay all rent and all other sums due under the Lease to Mortgagee as provided in this Agreement.

                            Exhibit "E", Page 2 of 4

         7. Notice. All notices to be delivered hereunder to Mortgagee shall be deemed to have been duly given if mailed under United States registered or certified mail, with return receipt requested, postage prepaid to Mortgagee at ________________________ (or at such other address as shall be given in writing by Mortgagee to Tenant) and shall be deemed complete upon any such mailing.

         8. Miscellaneous.

         (a) This Agreement supersedes any inconsistent provision of the Lease.

         (b) Mortgagee shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession.

         (c) This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee's interest is assigned or transferred.

         (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                          MORTGAGEE:

                                                            ,
                          ----------------------------------
                          a                       chartered banking institution
                            ---------------------


                          By:
                             --------------------------------------------------
                          Name:
                               ------------------------------------------------
                          Title:
                                -----------------------------------------------


                          TENANT:

                                                                            ,
                          --------------------------------------------------
                          a
                            ------------------------------


                          By:
                             --------------------------------------------------
                          Name: (Printed)
                               ------------------------------------------------
                          Title:
                                -----------------------------------------------


                          LANDLORD:

                          --------------------------------------------------
                          a
                            ------------------------------


                          By:
                             --------------------------------------------------
                          Name: (Printed)
                               ------------------------------------------------
                          Title:
                                -----------------------------------------------

STATE OF TEXAS      )
                         )
COUNTY OF DALLAS    )

         This instrument was acknowledged before me on this ________ day of _____________, 199___, by _______________________________ , of Compass Bank, a
Texas state chartered banking institution, on behalf of said bank.

[SEAL]

                                         --------------------------------------
                                         Notary Public, State of Texas

STATE OF TEXAS      )
                         )

COUNTY OF           )


         This instrument was acknowledged before me on this ______ day of ____________________, 199___, by _______________________________, of
____________________________, a _______________________, on behalf of said
____________________.


[SEAL]

                                         --------------------------------------
                                         Notary Public, State of Texas

STATE OF TEXAS      )
                         )

COUNTY OF           )


         This instrument was acknowledged before me on this ______ day of ____________________, 199___, by _______________________________, of
____________________________, a corporation, on behalf of said corporation.


[SEAL]

                                         --------------------------------------
                                         Notary Public, State of Texas

                                   EXHIBIT "F"

                              ESTOPPEL CERTIFICATE

The undersigned, ___________________________, does hereby make the following statements:

Article 1. The undersigned is the Tenant under a certain Lease dated _____________________, with ______________________________, as
              Landlord, leasing the Premises commonly known as _________________
              __________________________________.

Article 2. The Lease dated ______________________ is in full force and effect and the undersigned is aware of no defaults under the terms and conditions of the Lease and has no offsets against rentals due the Landlord or to become due the Landlord.

Article 3. The undersigned accepted possession of the Premises on _________, the Lease Term began on ________________, and ends on ________________, pursuant to the terms and conditions of the Lease.

Article 4. The total Base Rent to be paid pursuant to the terms of said Lease is not less than $____________________ and no Base Rent has been paid more than one month in advance.

Article 5. In the event of a default by the Landlord under any of the terms and conditions of the Lease, the undersigned at the same time notice thereof is given to the Landlord, will notify the holder of any first mortgage or deed of trust covering the Property, provided Landlord has provided Tenant the address of such mortgagee. In the event that the default is not cured by the Landlord within the time provided for under the terms and conditions of the Lease and provided the Mortgagee has given the undersigned written notice of mortgagee's intention to cure such default, the undersigned will allow the mortgagee the opportunity and sufficient additional time within which to correct Landlord's default, provided the mortgagee diligently pursues such cure.


                                                --------------------------------



                                                By:
                                                    ----------------------------
                                                Title:
                                                       -------------------------
                                                Date:
                                                      --------------------------